Exhibit 10.1

PURCHASE, SALE AND INVESTMENT AGREEMENT

购买、销售和投资协议

THIS PURCHASE, SALE AND INVESTMENT AGREEMENT (this “Agreement”), is made as of October 15, 2024 (the “Execution Date”), by and among VRB Energy Inc., a corporation existing under the laws of the Cayman Islands (the “VRB Cayman”), VRB Energy System (Beijing) Co., Ltd., a wholly foreign-owned enterprise also known as Pu Neng (Beijing) Energy Technology Co., Ltd. and registered in Beijing, PRC and existing under the laws of the PRC (“VRB China”, and together with VRB Cayman, each a “Seller Party” and collectively, the “Seller Parties”), and China Energy Storage Industry Co., Ltd., a company registered in Beijing, PRC and existing under the laws of the PRC (“Purchaser”). Purchaser and each Seller Party are collectively the “Parties” and each individually a “Party.”

本购买、销售和投资协议（本“协议”）于2024年10月15日（“签署日”）由以下各方签署：VRB Energy Inc.，一家根据开曼群岛法律成立的公司（“VRB开曼”），VRB Energy System (Beijing) Co., Ltd.，也称普能（北京）能源科技有限公司，一家在中国北京注册并根据中国法律成立的外商独资企业（“VRB中国”，与VRB开曼均单独称为“卖方”，统称为“卖方全体”），以及中能储实业有限公司，一家在中国北京注册并根据中国法律成立的公司（“买方”）。买方和各卖方统称为“各方”，单独称为“一方”。

WHEREAS, VRB Cayman owns 100% of the equity interests in VRB China;

鉴于，VRB开曼持有VRB中国100%的股权；

WHEREAS, subject to the terms and conditions set forth in this Agreement, Purchaser desires to (1) purchase from VRB Cayman, and VRB Cayman desires to sell to Purchaser RMB 164,801,923.08 registered capital of VRB China (the “Transferred Interests”), representing 27.3077% of equity interests in VRB China as of the Execution Date (the “Equity Transfer”) for a purchase price of USD 20,000,000 (the “Purchase Price”), (2) as part of the Equity Transfer, purchase unpaid registered capital of RMB 95,698,076.92 from VRB Cayman for zero (0) consideration, i.e., obtaining the right to make capital contribution for that portion of equity interests, (3) invest a sum of RMB 249,734,693.88 in VRB China to (i) subscribe for newly issued RMB 96,500,000.00 registered capital and (ii) pay the capital contribution for the transferred equity interests, transferred right to make capital contribution and the contributed equity interests (the “Capital Increase”), as a result of which Purchaser will obtain RMB 357,000,000 registered capital of VRB China, and VRB China will be owned 51% by Purchaser (the “Target Equity”) and 49% by VRB Cayman;

鉴于，在本协议条款和条件的约束下，买方希望（1）从VRB开曼购买，且VRB开曼希望向买方出售VRB中国的人民币164,801,923.08元的注册资本（以下简称“转让权益”），对应截至签署日VRB中国27.3077%的股权（以下简称“股权转让”），购买价格为20,000,000美元（以下简称“购买价款”），（2）作为股权转让的一部分，0对价受让VRB开曼未实缴注册资本人民币95,698,076.92元，即受让该部分股权的出资权，（3）向VRB中国投资人民币249,734,693.88元用于（i）认购新增注册资本人民币96,500,000.00元并且（ii）完成所有受让股权、受让出资权以及出资股权部分的实缴（以下简称“增资”）。前述股权转让及增资完成后买方将由此获得VRB中国人民币357,000,000元的注册资本，从而使得VRB中国的股权将由买方拥有51%（以下简称“目标股权”），由VRB开曼拥有49%。

NOW, THEREFORE, in consideration of the above premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

兹据上述前提及本协议所述之各项互约、条件和协议，以及其他良好且有价值的对价，其收取及充分性特此确认，各方有意接受法律约束，特此同意如下：

Article I
definitions

第一条
定义

The following terms have the following meanings as used in this Agreement:

本协议中使用的下列术语具有下列含义：

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

“关联方”就任何特定人士而言，是指直接或间接控制该人士、受该人士控制或与该人士受共同控制的任何其他人士，包括但不限于该人士的任何一般合伙人、管理成员、高级职员、董事或受托人，或现在或以后存在的、受该人士的一个或多个一般合伙人、管理成员或投资顾问控制或与该人士共享同一管理公司或投资顾问的任何风险投资基金或投资基金。

“AMR”means the Administration of Market Regulation of the PRC and/or its local counterparts, as applicable.

“AMR” 指中国市场监督管理总局及/或其当地分支（按适用情形）。

“Business” means the vanadium redox flow battery systems business as conducted by VRB China as of the Execution Date.

“业务”指 VRB中国截至签署日开展的全钒液流电池系统业务。

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks in Beijing, PRC are authorized or required by law to be closed for business.

“工作日”指除星期六、星期日或中国北京市的商业银行依法被授权或要求停止营业的其他日子以外的任何一天。

“China ETA” means an Equity Transfer and Capital Increase Agreement in the form attached hereto as Exhibit D to be executed and delivered on the Execution Date by and among VRB China, VRB Cayman, and Purchaser that needs to be filed with the competent Governmental Authority in China in order to effect the Equity Transfer and Capital Increase.

“中国ETA” 指由VRB中国、VRB开曼和买方之间于签署日签署、交付的、如本协议附件D形式所示的股权转让及增资协议，该协议需向中国主管政府机关备案以实现股权转让及增资。

“Cooperation Agreement” means a Cooperation Agreement in the form attached hereto as Exhibit B to be executed and delivered on the Execution Date by and among VRB China, VRB Cayman, Purchaser, and VRB USA.

“ 《合作协议》”指由VRB中国、VRB开曼、买方和 VRB美国于签署日签署并交付的、以本协议附件 B形式附随的合作协议。

“Control” means, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“控制”，就某一人士而言，指直接或间接决定该人士经营、管理和政策的权力或授权，无论是否行使，无论是否通过拥有有投票权的证券、通过合同约定或以其他方式；但在拥有受益所有权或有权在该人士成员或股东会上指导百分之五十（50%）以上有表决权的票数或有权控制该人士董事会大多数成员组成时，应最终推定存在该等权力或授权。“受控制”及该词在英文文本中的其他动词形态应具有上述相关含义。

“Encumbrance” means all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments, security interests, and any other restrictions of any kind whatsoever (excluding the covenants, obligations, and restrictions in the Transaction Agreements).

 “权利负担” 指所有的抵押、索赔、押记、留置权、负担、地役权、限制、选择权、质押、强买权、承诺、担保权益以及其他任何形式的限制（不包括交易协议中的契约、义务和限制）。

“Governmental Authority” means (i) any national, state, regional, county, city, municipal or local government, whether foreign or domestic, (ii) governmental or quasi-governmental authority of any nature, including any regulatory or administrative agency, commission, department, board, bureau, court, tribunal, arbitrator, arbitral body, agency, branch, official entity or other administrative or regulatory body obtaining authority from any of the foregoing, including courts, public utilities, sewer authorities and any supra-national organization, state, county, city or other political subdivision, or (iii) any other Person, exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“政府机关”指（i）任何国家、州、地区、县、市、市政或地方政府，不论是外国政府还是国内政府，（ii）任何性质的政府或准政府机关，包括任何监管或行政机构、委员会、部门、董事会、局、法院、法庭、仲裁员、仲裁机构、代理机构、分支机构、官方实体或从上述任何机构获得权力的其他行政或监管机构，包括法院、公共事业、污水处理部门和任何超国家组织、州、县、市或其他政治分支机构，或 （iii）行使或有权行使任何性质的管理、行政、司法、立法、警察、监管或税收职权或权力的任何其他人士。

“IE Beijing” means Ivanhoe Electric Technology (Beijing) Co., Ltd., a company registered in Beijing, PRC and existing under the laws of the PRC and an Affiliate of VRB Cayman.

“IE北京”指艾芬豪电气技术（北京）有限公司，该公司在中国北京注册成立，依照中国法律存续，是VRB开曼的关联方。

“Indebtedness” means, without duplication, as of any particular time, (i) the amount of all indebtedness for borrowed money of VRB China and its Subsidiaries (including any unpaid principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements, indemnities and all other amounts payable in connection therewith), (ii) Liabilities of VRB China and its Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments or debt securities, (iii) Liabilities of VRB China and its Subsidiaries to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business consistent with past practice, (iv) all Liabilities of VRB China and its Subsidiaries arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (v) any deferred purchase price Liabilities related to past acquisitions of VRB China or any of its Subsidiaries, (vi) all indebtedness in the nature of guarantees of the obligations of other Persons described in the immediately preceding clauses (i) through (v).

“债务”指在任何特定时间，不重复地，（i）VRB中国及其附属公司的所有借款债务金额（包括任何未付本金、溢价、应计及未付利息、相关费用、预付罚金、承诺费及其他费用、偿付款、赔偿金以及与此相关的所有其他应付款项），（ii）VRB中国及其附属公司以债券、债权、票据或其他类似票据或债务证券为凭证的负债，（iii）VRB中国及其子公司为支付财产或服务的递延购买价格而产生的负债，但在正常业务过程中按照以往惯例产生的应付账款除外；（iv）VRB中国及其子公司因利率和货币互换安排以及旨在提供利率或货币波动保护的任何其他安排而产生的所有负债；（v）与VRB中国或其任何子公司过去的收购相关的任何递延收购价格负债，（vi）为紧接前面第(i)至(v)项所述其他人士的债务提供担保性质的所有债务。

“Intellectual Property” means any of the following: (i) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights and all registrations and applications for registration thereof; (iii) trade secrets and know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights.

“知识产权”指以下任何一项：（i）商标、服务标记、商业名称和类似的来源或原产地标记、所有注册和注册申请、以及与使用前述内容有关并由前述内容象征的商誉；（ii）著作权以及所有注册和注册申请；（iii）商业秘密和专有技术；（iv）专利和专利申请；（v）互联网域名注册；以及（vi）其他知识产权和相关专有权利。

“Joint Venture Agreement” means a Joint Venture Agreement in the form attached hereto as Exhibit A to be executed and delivered on the Execution Date by and among VRB China, VRB Cayman, and Purchaser.

“ 《合资协议》”指VRB 中国、VRB 开曼和买方于签署日签署并交付的、以本协议附件 A形式附随的合资协议。

“Knowledge,” including the phrase “to the Seller Parties’ Knowledge,” means the actual knowledge of any officer of VRB China.

“知识”，包括“据卖方全体所知”一词，指VRB中国任何高级职员的实际知识。

“Law” means all applicable federal, state, local, municipal, tribal and foreign laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature applicable to the Parties.

“法律”是指所有适用的联邦、州、地方、市、部落和外国法律（成文法或普通法）、规则、法令、法规、批准、特许权、特许经营权、许可证、命令、指令、判决、法令和其他政府限制，包括许可和其他类似要求，无论是立法、市、行政还是司法性质的，均适用于各方。

“Liabilities” means liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with PRC GAAP.

“负债”是指任何性质的负债、债务或其他义务，不论其为已知或未知、绝对、应计、或有、已清算、未清算或其他、到期或将到期或其他，也不论是否需要反映在根据中国公认会计准则编制的资产负债表中。

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business, (b) the value of the Target Equity, or (c) the ability of the Seller Parties to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industry in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable laws, regulations, or rules; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industry in which the Business operates.

“重大不利影响”指任何事件、情况、事实、条件或变化，其单独或总体上对（a）企业的业务、经营成果、状况（财务或其他）或资产，（b）目标股权的价值，或（c）卖方全体完成本协议所述交易的能力造成重大不利影响，或可合理预期会造成重大不利影响；但是，“重大不利影响”不包括直接或间接由以下因素引起或可归因于以下因素的任何事件、情况、事实、条件或变化：（i）一般经济或政治条件；（ii）一般影响企业所在行业的条件；（iii）一般金融或证券市场的任何变化；（iv）战争行为（无论是否宣布）、武装敌对行为或恐怖主义行为，或此类行为的升级或恶化；（v）本协议要求或允许的任何行动；（vi）适用法律、法规或规则的任何变化；（vii）本协议所述交易的公开宣布、未决或完成；但是，在确定是否发生重大不利影响或是否可以合理预期发生重大不利影响时，应考虑上述第（i）至（iii）条中提及的任何事件、发生、事实、条件或变化 ，只要该等事件、发生、事实、条件或变化对业务的影响与业务所处行业的其他参与者相比不成比例。

“Mutual Account” means a bank account held with a bank in China that is selected and agreed upon by the Parties for their mutual benefit, with Purchaser as the account holder and IE Beijing as the supervising party, and that requires the approval of an authorized representative from each of Purchaser and IE Beijing to direct the bank to make transfers or withdrawals from the account.

“共同账户”指各方为共同利益而选定并同意在中国的一家银行开设的银行账户，以买方为账户持有人，IE北京为监督方，且该账户需要买方和IE北京各自一名授权代表的批准才能指示银行从该账户进行转账或提款。

“Mutual Account Instructions” means joint written instructions in form and substance mutually agreed upon by the Parties, directing the bank to transfer from the Mutual Account the first payment of the Purchase Price to VRB Cayman as provided in Section 2.6, but only after Purchaser withholds and pays from the account the Withholding Taxes payable with respect to the transactions contemplated by this Agreement as provided in Section 2.8 and the applicable stamp duties as provided in Section 2.9.

“共同账户指示”指各方以共同商定的形式和内容形成的联合书面指示，指示银行根据第2.6条的规定从共同账户中将首笔购买价款转给VRB开曼，但前提是买方根据第2.8条的规定从账户中预扣并支付与本协议所述交易有关的应付预扣税以及根据第2.9条的规定缴纳适用的印花税。

“Payment Schedule” means the schedule of Purchase Price payments and Capital Increase payments to be made by Purchaser as set forth on Schedule I attached hereto.

“付款时间表”指本协议附表I中规定的买方应支付的购买价款和增资款的时间表。

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“人士”是指任何个人、公司、合伙、信托、有限责任公司、协会或其他实体。

“PRC” means the People’s Republic of China.

“PRC”指中华人民共和国或中国。

“Related Party” of any Person shall mean any director, five percent (5%) equity holder, or Affiliate of such Person, or of any of its Subsidiaries, or any relative of such a director, equity holder, or Affiliate.

“相关方”指某人士或其任何子公司的任何董事、百分之五（5％）的股权持有人或关联方，或该董事、股权持有人或关联方的任何亲属。

“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, or other organization or entity, whether incorporated or unincorporated, which is directly or indirectly Controlled by such Person.

“子公司”指由某人士直接或间接控制的任何公司、合伙企业、有限责任公司或其他组织或实体（无论其是否注册）。

“Transaction Agreements” means this Agreement, the Joint Venture Agreement, the Cooperation Agreement, the Transition Plan, and the China ETA.

“交易协议”指本协议、《合资协议》、《合作协议》、过渡计划和中国ETA。

“Transition Plan” means the plan for transition of the Business in the form attached hereto as Exhibit C to be executed and delivered on the Execution Date by and among VRB China, VRB Cayman, Purchaser, and VRB USA.

“过渡计划”指以本协议附件 C形式附随的业务过渡计划，该计划将由VRB中国、VRB开曼、买方和 VRB美国于签署日签署并交付。

“Withholding Tax” means the non-resident enterprise income (capital gain) withholding tax as addressed by the competent PRC Governmental Authority.

“预扣税”指中国政府主管部门规定的非居民企业所得税（资本利得）预扣税。

“VRB USA” means VRB Energy USA, Inc., a Delaware corporation and wholly-owned subsidiary of VRB Cayman.

“VRB美国”指VRB Energy USA, Inc.，一家特拉华州公司，是VRB开曼的全资子公司。

Article II
Equity Transfer and Capital Increase

第二条
股权转让及增资

2.1.          Equity Transfer. Subject to the terms and conditions of this Agreement, effective as of the Control Acquisition Date, Purchaser hereby agrees to purchase from VRB Cayman, and VRB Cayman hereby agrees to sell to Purchaser the Transferred Interests for the Purchase Price as the consideration for the Equity Transfer. The Purchase Price shall be paid by Purchaser to VRB Cayman by wire transfer of immediately available United States Dollars, with fifty percent (50%) paid from the Mutual Account as soon as lawfully possible following the Control Acquisition Date as provided in Section 2.6, but only after Purchaser withholds and pays from the account the Withholding Taxes payable with respect to the transactions contemplated by this Agreement as provided in Section 2.8 and the applicable stamp duties as provided in Section 2.9, and the remaining portion of the Purchase Price shall be paid as set out on the Payment Schedule.

2.1.          股权转让。在遵守本协议条款和条件的情况下，自控制权取得日起，买方同意从VRB开曼购买，而VRB开曼同意向买方出售转让权益，购买价款为股权转让的对价。买方应通过电汇立即可用的美元向VRB开曼支付购买价款，其中百分之五十（50％）应根据第2.6条规定在控制权取得日后在法律允许的范围内尽快地从共同账户支付，但只有在买方按照第2.8条的规定从账户中预扣并支付了与本协议拟进行的交易有关的应付预扣税以及按照第2.9条的规定支付了适用的印花税之后才支付，购买价款的剩余部分按照付款时间表的规定支付。

2.2.          Capital Increase. Subject to the terms and conditions of this Agreement, upon the Control Acquisition Date, in addition to the Purchase Price paid by the Purchaser to VRB Cayman pursuant to terms and conditions of this Agreement, Purchaser shall invest in VRB China a total sum of TWO HUNDRED FORTY-NINE MILLION, SEVEN HUNDRED THIRTY-FOUR THOUSAND, SIX HUNDRED NINETY-THREE AND 88/100 RENMINBI (¥249,734,693.88) to (i) subscribe for newly issued RMB 96,500,000.00 registered capital and (ii) pay the capital contribution for the transferred equity interests, transferred right to make capital contribution and the contributed equity interests. The Capital Increase shall be paid by Purchaser to VRB China by wire transfer of immediately available renminbi, with NINETY MILLION AND NO/100 RENMINBI (¥90,000,000.00) paid prior to or on the Control Acquisition Date as provided in Section 2.5.2 and the remaining portion of the Capital Increase paid as set out on the Payment Schedule. Purchaser, in its sole discretion, may prepay any portion of the Capital Increase without penalty or interest, and any such prepayment will be applied to, and reduce, the subsequent Capital Increase payment obligations in chronological order.

2.2.          增资。根据本协议的条款及条件，在控制权取得日，除向VRB开曼按照本协议约定支付购买价款外，买方应向VRB中国投资共计贰亿四千九百七十三万四千六百九十三元八角八分人民币（249,734,693.88元）用于（i）认购新增注册资本人民币96,500,000.00元并且（ii）完成所有受让股权、受让出资权以及出资股权部分的实缴。增资应由买方通过电汇立即可用的人民币支付给VRB中国，其中九千万元整人民币（￥90,000,000.00）应按照第2.5.2条的规定在控制权取得日之前或当日支付，增资的剩余部分按照付款时间表的规定支付。买方可自行决定预付增资的任何部分，而无须支付罚款或利息，任何该等预付款项将按时间顺序适用于和减少其后的增资付款义务。

2.3.          Default on Payments. In the event Purchaser fails to make payment of the remaining Purchase Price to VRB Cayman or any payment of the remaining Capital Increase to VRB China, in each case as set out in the Payment Schedule and within five (5) days after notice of such failure from VRB Cayman, then, to the extent permitted by applicable Law, Purchaser shall assign back to VRB Cayman a portion of the equity interests in VRB China held by Purchaser based on the below table, with no additional consideration or further action required from the Parties other than the filings required under applicable Law to record the changes in the ownership interests of VRB China’s shareholders and the register of shareholders of VRB China as a result of such assignment. Purchaser shall promptly execute and deliver such agreements, certificates, instruments, filings or other documents, and shall take all steps to fully and faithfully cooperate, as VRB Cayman may request to complete any such assignment. The portion of equity interests in VRB China to be assigned back to VRB Cayman in the event of Purchaser’s payment default as provided in this Section 2.3 shall be equal to the applicable percentage of the total equity interests in VRB China that is set forth opposite the applicable payment requirement in the table on the following page:

2.3.          付款违约。如果买方未能按照付款时间表的规定，在VRB开曼发出通知后五（5）天内，向VRB开曼支付剩余购买价款或向VRB中国支付任何剩余增资款项，则在 在适用法律允许的范围内，买方应立即根据下表立即将其持有的VRB中国的部分股权转让回VRB开曼，除根据适用法律的要求进行登记以记录因该转让而导致的VRB中国股东所有者权益和VRB中国股东名册的变更外，各方无需支付额外对价或采取进一步行动。买方应按VRB开曼的要求及时签署和交付此类协议、证书、文书、备案或其他文件，并应采取一切步骤进行全面和忠实地合作，以完成任何此类转让。在买方出现本第2.3条规定的付款违约情况时，VRB中国应转让回VRB开曼的股权比例应等于下页表格中与适用付款要求相对应的VRB中国总股权的适用百分比：

Remaining Purchase Price or Capital Increase Payment 剩余购买价款或 增资付款	% Equity Assigned Back (as a % of the total equity interests of VRB China) 转回股权百分比（占 VRB 中国总股权的百分比）
January 31, 2025 (Capital Increase) 2025年1月31日（增资）	3.90%
April 30, 2025 (Capital Increase) 2025年4月30日 （增资）	6.50%
June 30, 2025 (Capital Increase and Purchase Price) 2025年6月30日（增资及购买价款）	9.22%
July 31, 2025 (Capital Increase) 2025年7月31日（增资）	2.60%
October 31, 2025 (Capital Increase) 2025年10月31日（增资）	2.60%
December 31, 2025 (Capital Increase) 2025年12月31日（增资）	5.16%

In addition to the foregoing, Purchaser’s failure to fulfill its payment obligations is an event of default under the Joint Venture Agreement and Cooperation Agreement, thereby triggering certain additional default provisions as set forth therein.

除上述外，买方未能履行其付款义务构成《合资协议》和《合作协议》项下的违约事件，从而触发该些协议中规定的某些额外违约条款。

2.4.          Execution Date. On the Execution Date, concurrently with the execution of this Agreement, the Parties shall deliver the following to each other:

2.4.          签署日。签署日当天，在签署本协议的同时，各方应相互交付下列文件：

a.            The Joint Venture Agreement, executed by each Party;

由每一方签署的《合资协议》；

b.            The Cooperation Agreement, executed by each Party and by VRB USA;

由每一方和VRB美国签署的《合作协议》；

c.            The Transition Plan, executed by each Party and by VRB USA;

由每一方和VRB美国签署的过渡计划；

d.            The China ETA, executed by each Party;

由每一方签署的中国 ETA；

e.            The Mutual Account Instructions, executed by a representative of each of Purchaser and IE Beijing that is authorized on the Mutual Account, to be held in escrow by the Parties until they are released after the Control Acquisition Date in accordance with Section 2.6; and

由买方和 IE北京各自授权的共同账户代表签署的共同账户指示，由各方代管，直至根据第2.6条的规定在控制权取得日后解除代管；以及

f.            A certificate of the secretary or an assistant secretary (or equivalent officer) of each Party certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors (or similar company authority) of the Party authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

每一方的秘书或助理秘书（或同级官员）的证明，证明随附的是该一方董事会（或类似的公司权力机构）通过的所有决议的真实完整副本，这些决议授权签署、交付和履行本协议以及完成本协议拟进行的交易，并且所有这些决议完全有效，是就本协议拟进行的交易通过的所有决议。

2.5.          Control Acquisition Date. Following the Execution Date, the Parties shall work together in good faith to complete the Equity Transfer and Purchaser’s first payments of the Purchase Price and Capital Increase as contemplated herein. Purchaser shall become the holder of the Target Equity on the first date following the Execution Date that all the steps set forth in Section 2.5.1 have been completed to the Parties’ satisfaction (the “Control Acquisition Date”).

2.5.          控制权取得日。在签署日后，各方应本着诚信原则共同完成股权转让以及买方对本协议下的首笔购买价款和增资款的支付。签署日后，在第2.5.1条规定的所有步骤均已完成并令各方满意之日的第一天（“控制权取得日”），买方将成为目标股权的持有人。

2.5.1       Control Acquisition Date Steps. On or before the Control Acquisition Date, the Parties shall complete the following steps:

2.5.1       控制权取得日步骤。在控制权取得日当天或之前，各方应完成以下步骤：

a.            Purchaser shall deposit fifty percent (50%) of the Purchase Price in the Mutual Account;

买方应将购买价款的百分之五十（50%）存入共同账户；

b.            VRB China shall de-register the existing capital contribution certificates of VRB China and issue new capital contribution certificates to VRB Cayman and Purchaser evidencing the capital contributions made by each of VRB Cayman and Purchaser to VRB China as of the Control Acquisition Date and the Equity Transfer;

VRB 中国应注销VRB中国现有的出资证明，并向 VRB开曼及买方签发新的出资证明，证明VRB开曼及买方各自于控制权取得日及股权转让时向VRB中国作出的出资；

c.            The Parties shall submit to the AMR for recording amended and restated Articles of Association of VRB China in form and substance that is mutually agreed upon by them and consistent with the terms of the Joint Venture Agreement, and the AMR shall have approved such filings;

各方应向北京市海淀区市场监督管理局提交形式和内容经各方同意且与《合资协议》条款一致的修改及重述的VRB中国章程以供备案，且北京市海淀区市场监督管理局已批准此类备案；

d.            The Parties shall submit to the AMR for recording filings for changes in the ownership interests of VRB China’s shareholders and the register of shareholders of VRB China reflecting Purchaser as the record holder of the Target Equity, and changes of VRB China’s management team (including the directors of VRB China) in accordance with the Joint Venture Agreement, and the AMR shall have approved such filings;

各方应根据《合资协议》的约定，向北京市海淀区市场监督管理局提交VRB中国的股东权益变更、反映买方为目标股权登记持有人的VRB中国股东名册以及VRB中国管理团队（包括VRB中国的董事）变更的备案，且该等备案应已获北京市海淀区市场监督管理局批准；

e.            Purchaser shall make the first payment of the Capital Increase to VRB China as set forth in Section 2.2;

f.            买方应按照第2.2条的规定向VRB中国支付第一笔增资；To the extent all documents for Withholding Tax Filing are ready (provided the Parties cooperate with each other in good faith), the Parties shall submit to the applicable Governmental Authority, including, without limitation, the tax bureau, commerce bureau, or foreign exchange administration of the PRC, Withholding Tax Filing and such other documents or other information that such Governmental Authority shall have requested with respect to the Equity Transfer or Capital Increase; and

在预扣税申报的所有文件准备就绪的情况下（前提是双方善意合作）各方应向相关政府机关（包括但不限于中国税务部门、商务部门或外汇管理部门）提交预扣税申报及该等政府机关就股权转让或增资要求的其他文件或其他信息；及

g.            The Parties shall submit to the commercial banks of VRB China and Purchaser filings as may be required by them under applicable regulatory requirements.

各方应向VRB中国及买方的商业银行提交根据适用监管要求可能要求的备案文件。

2.5.2        Seller Parties’ Conditions Precedent to Control Acquisition Date. Subject to the terms and conditions of this Agreement, the Seller Parties’ obligations to complete the steps set forth in Section 2.5.1 are subject to the fulfillment or the Seller Parties’ waiver, prior to or on the Control Acquisition Date, of each of the following conditions:

2.5.2       控制权取得日的卖方全体先决条件。根据本协议的条款和条件，卖方全体完成第2.5.1条所列步骤的义务取决于在控制权取得日之前或当天下列各项条件的完成或卖方全体的放弃：

a.            No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, regulation, rule, or order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following the Control Acquisition Date;

任何政府机关未曾制定、颁发、颁布、执行或订立任何有效的法律、法规、规则或命令，导致本协议项下的交易非法，或以其他方式限制或禁止此类交易的完成，或导致本协议项下的任何交易在控制权取得日后被撤销；

b.            Except for those described in Section 2.5.1, the Seller Parties shall have received all consents, approvals, permits, or governmental orders, made all declarations or filings, and provided all notices as may be required in connection with, or as a result of, the transactions contemplated by this Agreement;

除第2.5.1条所述外，卖方全体应已收到所有同意、批准、许可或政府命令，作出所有声明或备案，并提供与本协议所述交易有关的或由本协议所述交易导致的所有通知；

c.            The representations and warranties of Purchaser contained in Article IV shall be true and correct in all respects as of the Control Acquisition Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date); and

买方根据第四条所作的陈述和保证应于控制权取得日全部真实准确，并具有与在该日做出时相同的效力（只涉及特定日期事宜的陈述和保证除外，该等陈述和保证应于该特定日期全部真实准确）；以及

d.            Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement or the Transition Plan to be performed or complied with by Purchaser prior to or on the Control Acquisition Date.

买方应在控制权取得日之前或当日，在所有实质层面履行和遵守本协议或过渡计划所要求买方履行或遵守的所有协议、契约和条件。

e.            Purchaser shall have executed and delivered to the Seller Parties a certificate dated as of the Control Acquisition Date certifying that the conditions specified in this Section 2.5.2 have been fulfilled.

买方应签署并向卖方全体交付一份日期为控制权取得日的证书，证明本第2.5.2条规定的条件已得到满足。

2.5.3        Purchaser’s Conditions Precedent. Subject to the terms and conditions of this Agreement, Purchaser’s obligations to complete the steps set forth in Section 2.5.1 are subject to the fulfillment or Purchaser’s waiver, prior to or on the Control Acquisition Date, of each of the following conditions:

2.5.3        买方的先决条件。根据本协议的条款和条件，买方完成第 2.5.1 条所述步骤的义务取决于以下各项条件在控制权取得日之前或当日是否得到满足或买方是否放弃：

a.            No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, regulation, rule, or order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following the Control Acquisition Date;

在控制权取得日之后，任何政府机关均未曾颁布、发布、颁布、执行或发布任何有效的法律、法规、规则或命令，使本协定拟进行的交易成为非法，或以其他方式限制或禁止此类交易的完成，或导致本协定拟进行的任何交易被撤销；

b.            Except for those described in Section 2.5.1, Purchaser shall have received all consents, approvals, permits, or governmental orders, made all declarations or filings, and provided all notices as may be required in connection with, or as a result of, the transactions contemplated by this Agreement;

除第 2.5.1 条所述者外，买方应已收到与本协议拟进行的交易有关或因其而可能需要的 所有同意、批准、许可或政府命令，作出所有相关声明或备案，并提供所有相关通知；

c.            The representations and warranties of the Seller Parties contained in Article III shall be true and correct in all respects as of the Control Acquisition Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

卖方全体根据第三条所作的陈述和保证应于控制权取得日全部真实准确，并具有与在该日做出的陈述和保证相同的效力（仅涉及特定日期事宜的陈述和保证除外，该等陈述和保证应在该特定日期全部真实准确；

d.            The Seller Parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement or the Transition Plan to be performed or complied with by the Seller Parties prior to or on the Control Acquisition Date;

卖方全体应控制权取得日之前或当日，在所有实质层面履行和遵守本协议或过渡计划所要求卖方全体履行或遵守的所有协议、契约和条件；

e.            Except as set forth in Section 3.3 of the Disclosure Schedule, all capital payment obligations from VRB Cayman to VRB China shall have been paid in full;

除披露附表第 3.3 条规定的情况外，VRB开曼对VRB中国的所有资本支付义务均应已全额支付；

f.            All loans made by VRB Cayman to VRB China or its subsidiaries shall have been equitized in full;

VRB 开曼向VRB中国或其子公司提供的所有贷款均应已全额股份化

g.            Since September 23, 2024, except for trade debt incurred in the ordinary course of business, VRB China has not incurred any new financial Indebtedness other than from VRB Cayman;

自 2024 年 9 月 23 日以来，除在正常业务过程中产生的贸易债务外，VRB 中国除来自 VRB 开曼公司的债务外，未产生任何新的金融债务；

h.            Since September 23, 2024, VRB China has not made any dividends or distributions to the shareholders of VRB China;

自 2024 年 9 月 23 日以来，VRB 中国未向VRB中国的股东派发任何股息或分红；

i.            Since September 23, 2024, the Seller Parties have kept Purchaser informed of all litigation proceedings regarding VRB China and have not commenced any new litigation;

自 2024 年 9 月 23 日以来，卖方全体一直向买方通报有关 VRB 中国的所有诉讼程序，且未提起任何新的诉讼；

j.            Since September 23, 2024, the Seller Parties have kept Purchaser informed of the status and progress of the reorganization of the Intellectual Property held by VRB China or its Subsidiaries and the Intellectual Property held by VRB Cayman or VRB USA, as further described in Section 3.8;

自 2024 年 9 月 23 日以来，卖方全体一直向买方通报VRB中国或其子公司持有的知识产权与 VRB 开曼或 VRB 美国持有的知识产权的重组情况和进展，详见第 3.8 条；

k.            Since September 23, 2024, VRB China has operated the Business in the ordinary course except as otherwise contemplated in this Agreement or the Transition Plan.

自 2024 年 9 月 23 日以来，除本协议或过渡计划另有规定外，VRB 中国一直在正常经营过程中经营业务。

l.            Seller Parties shall have executed and delivered to the Purchaser a certificate dated as of the Control Acquisition Date certifying that the conditions specified in this Section 2.5.3 have been fulfilled.

卖方应签署并向买方交付一份日期为控制权取得日的证书，证明本第2.5.3节规定的条件已得到满足。

2.6.          Completion Date. As soon as the applicable Governmental Authority notifies Purchaser of the Withholding Taxes payable with respect to the transactions contemplated by this Agreement as provided in Section 2.8 and the applicable stamp duties payable with respect to the transactions contemplated by this Agreement as provided in Section 2.9, Purchaser shall cause such Withholding Taxes and stamp duties to be paid from the Mutual Account (and VRB Cayman shall cause IE Beijing to approve any joint written instructions authorizing the bank to make such payments in form and substance reasonably acceptable to IE Beijing) and, thereafter, the Purchaser shall release, and VRB Cayman shall cause IE Beijing to release, the Mutual Account Instructions to the bank, which shall authorize and direct the bank to pay the remaining funds in the Mutual Account to VRB Cayman as set forth therein. The Equity Transfer and the Purchaser’s first payment of the Purchase Price shall be considered complete (“Completion”) upon the first date following the Control Acquisition Date (the “Completion Date”) that Purchaser has provided a clearance letter of Withholding Taxes issued by competent PRC Governmental Authority and a MT103 issued by the bank showing the remaining funds in the Mutual Account has been wired out to VRB Cayman.

2.6.          交割日。一旦相关政府机关根据本协议第 2.8 条的约定通知买方有关本协议拟进行的交易应支付的非居民企业所得（资本利得）预扣税，以及根据第 2.9 条的约定通知买方有关本协议拟进行的交易应支付的适用印花税，买方应立即安排从共同账户中支付该等预提税和印花税（且VRB开曼应促使IE北京批准任何授权银行以IE 北京合理接受的形式和内容进行此类付款的联合书面指示），此后，买方应向银行发放共同账户指示，且VRB开曼应促使 IE北京向银行发放该指示，该指示应授权并指示银行按上述约定向VRB开曼支付共同账户中的剩余资金。股权转让和买方首次支付购买价款应在控制权取得日后的首日被视为完成（“交割”），该日期即为提供由中国政府主管部门签发的预扣税清算函，以及由银行签发显示共同账户中的剩余资金已汇出至VRB开曼的MT103之日（“交割日”）。

2.7.          Pre-Completion Date Covenants.

2.7.          交割日前约定

2.7.1            From and after the Execution Date until the Completion Date, each Party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to satisfy the Parties’ obligations and conditions precedent set forth in this Agreement and make effective as promptly as practicable following the Execution Date the Equity Transfer and the first payments of the Purchase Price and Capital Increase, and to cooperate with each other in connection with the foregoing, including to obtain effective authorizations, approvals, permits, or filings, if any, of any Governmental Authority that are required in connection with the lawful Equity Transfer and Capital Increase pursuant to this Agreement, including but not limited to authorizations, approvals, permits, and filings from the AMR, tax bureau, commerce bureau and foreign exchange administration of the PRC related to (i) filings for changes in the ownership interests of VRB China’s shareholders with the AMR, (ii) filings for changes of VRB China’s Articles of Association, register of shareholders, and management team (including the directors) with the AMR, (iii) filings of tax withholding documents with the Tax Bureau and payment of the applicable withholdings tax, and (iv) filings with the Seller Parties’ commercial bank consistent with the regulatory requirements.

2.7.1            自签署日起至交割日止，每一方应尽最大努力采取或促使采取一切必要、适当或可取的行动，以履行本协议规定的各方义务并满足先决条件，并在签署日后并在实际可行范围内尽快使股权转让及购买价款和增资的首笔付款生效，并就前述事宜相互合作，包括取得根据本协议合法进行股权转让和增资所需的任何政府机关的有效授权、批准、许可或备案（如有），包括但不限于北京市海淀区市场监督管理局、税务部门、商务部门和外汇管理部门就（i）向北京市海淀区市场监督管理局备案VRB中国股东所有权权益变更，（ii）向北京市海淀区市场监督管理局备案VRB中国章程、股东名册和管理团队（包括董事）变更，（iii）向税务部门提交扣缴税款文件并缴纳适用的扣缴税款，以及（iv）按照监管要求向卖方全体的商业银行提交备案。

2.7.2            From and after the Execution Date until the Completion Date, no Party may authorize or direct for any withdrawal or payment of funds from the Mutual Account unless such authorization or direction is made pursuant to the Mutual Account Instructions or a writing signed by a representative of each of Purchaser and IE Beijing that is authorized on the Mutual Account.

2.7.2            自签署日起至交割日止，任何一方不得授权或指示从共同账户中提取或支付资金，除非该授权或指示是根据共同账户指示或由买方和IE北京各自在共同账户上获得授权的代表共同签署的书面文件作出的。

2.7.3            VRB Cayman hereby covenants and agrees that, for a period from the Execution Date to the Completion Date, it shall not, directly or indirectly, sell, transfer, assign, pledge, or otherwise dispose of any of the Target Equity in VRB China without the prior consent of Purchaser. Any attempted transfer or disposition in violation of this covenant shall be deemed null and void and shall not be recognized by VRB China, Purchaser, or any third party.

2.7.3            VRB开曼在此承诺并同意，自签署日起至交割日止期间，未经买方事先同意，其不得直接或间接出售、转让、让与、质押或以其他方式处置VRB中国的任何目标股权。任何违反本约定的转让或处置企图均视为无效，且不为VRB中国、买方或任何第三方所认可。

2.7.4            Purchaser covenants and agrees that, for a period from the Execution Date until the Completion Date, it shall not, directly or indirectly, sell, transfer, assign, pledge, or otherwise dispose of any of the part of the Target Equity in VRB China without the prior consent of VRB Cayman. Any attempted transfer or disposition in violation of this covenant shall be deemed null and void and shall not be recognized by VRB China, VRB Cayman or any third party.

2.7.4            买方承诺并同意，自签署日起至交割日止，未经VRB开曼事先同意，买方不得直接或间接出售、转让、质押或以其他方式处置VRB中国的任何目标股权。任何违反本约定的转让或处置企图均视为无效，且不为VRB中国、VRB开曼或任何第三方所认可。

2.7.5            From the Execution Date until the Completion Date, except as otherwise provided in this Agreement or the Transition Plan, or as consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), the Seller Parties shall: (a) use commercially reasonable efforts to conduct the Business in the ordinary course in all material respects; and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of VRB China and to preserve its rights, franchises, goodwill and relationships with its employees, customers, lenders, suppliers, regulators and others having business relationships with VRB China.

2.7.5            自签署日起至交割日止，除非本协议或过渡计划另有规定，或经买方书面同意（该同意不得无理拒绝、附加条件或延迟），卖方全体应：（a）尽商业上合理的努力在所有重大方面按正常程序开展业务；及（b）尽商业上合理的努力维护和保存VRB中国现有的组织、业务和特许经营权，并维护其权利、特许经营权、商誉以及与其员工、客户、贷款人、供应商、监管机构及其他与VRB中国有业务关系的各方的关系。

2.8.          Withholding Tax and Expenses

2.8.          预扣税和费用

2.8.1            VRB Cayman acknowledges that Purchaser has obligation to make the Withholding Tax Filing (the “Withholding Tax Filing”) in respect of the Equity Transfer with the competent Governmental Authority in accordance with applicable PRC taxation Laws. For the avoidance of doubt, unless required otherwise by applicable PRC taxation Laws and the competent Governmental Authority, the Purchase Price payable by Purchaser for Equity Transfer under this Agreement shall be used as the consideration for the sale of the Transferred Interests, and the corresponding percentage of the paid-in capital of VRB China shall be used as the VRB Cayman’s cost of investment for such portion of equity interest, in calculating the amount of VRB Cayman’s gain for the purpose of the Withholding Tax Filing.

2.8.1            VRB开曼确认，买方有义务根据适用的中国税法向主管政府机关就本次股权转让进行预扣税申报（以下简称“预扣税申报”）。为避免疑义，除非适用的中国税法和政府部门另有要求，在为预扣税申报计算VRB开曼收益金额时，买方根据本协议应付的股权转让购买价款应作为转让权益出售的对价，VRB中国实缴资本的对应比例应作为VRB开曼对该部分股权的投资成本。

2.8.2            Purchaser shall provide to VRB Cayman a draft of the Withholding Tax Filing at least 10 days before the deadline of the Withholding Tax Filing required under applicable PRC taxation Laws and shall incorporate any reasonable comments on such draft Withholding Tax Filing to be provided by VRB Cayman. Purchaser shall provide a copy of such Withholding Tax Filing to VRB Cayman as soon as reasonably practicable after Purchaser submits it to the competent tax bureau.

2.8.2            买方应在适用的中华人民共和国税收法律规定的预扣税申报截止日期前至少10天向VRB开曼提供预扣税申报草案，并应纳入VRB开曼就该预扣税申报草案提供的任何合理意见。买方应在向主管税务局提交预扣税申报后，在合理可行的情况下尽快向VRB开曼提供该预扣税申报的副本。

2.8.3            Within the deadline for payment as set out in the payment demand issued by the competent tax bureau to Purchaser in relation to the Withholding Tax to be paid by Purchaser, Purchaser shall pay the non-resident enterprise income (capital gain) withholding tax as assessed by the competent Tax Bureau and shall provide a copy of the tax payment receipt issued by the competent Tax bureau in respect of the payment of the withholding tax by Purchaser to VRB Cayman as soon as reasonably practicable after Purchaser has received the same from the competent Tax bureau. The Parties shall prepare and have their respective authorized representatives execute joint written instructions directing the bank to transfer from the Mutual Account the payment of the Withholding Tax.

2.8.3            在主管税务局向买方发出的付款要求中规定的付款截止日期内，买方应支付主管税务局评估的预扣税，并在买方收到主管税务局的预扣税后，尽快向VRB开曼提供主管税务局就买方支付预扣税出具的纳税收据副本。各方应准备并让各自的授权代表签署联合书面指示，指示银行从共同账户中转账支付预扣税。

2.8.4            Purchaser shall use its best reasonable efforts to cause the payment of the Withholding Tax under this Section 2.8 shall be done in conformity with Paragraph 3 of Article 7 of PRC State Administration of Taxation Announcement [2017] No. 37 (Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises), as amended.

2.8.4            买方应尽最大合理努力使本第 2.8 条规定的预扣税的支付符合修订后的《中华人民共和国国家税务总局公告[2017]第 37 号》（《国家税务总局关于非居民企业所得税源泉扣缴有关问题的公告》）第七条第三款的规定。

2.8.5            Stamp Duties. The stamp duties on the Equity Interest and the Capital Increase shall be borne and paid by the respective Parties in accordance with applicable PRC taxation Laws.

2.8.5印花税。 股权和增资的印花税应由各方根据适用的中华人民共和国税收法律承担和支付。

2.8.6            Transaction Expenses. Purchaser and VRB Cayman shall pay their respective costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby; provided that, VRB Cayman shall be responsible for all costs and expenses in connection with the preparation of Withholding Tax Filing, including without limitation, expenses of preparing valuation report.

2.8.6            交易费用。买方和VRB开曼应支付各自因谈判、签署、交付和履行本协议和其他交易协议以及据此拟进行的交易而产生的成本和费用；但VRB开曼应负责与准备预扣税申报有关的所有成本和费用，包括但不限于准备估值报告的费用。

Article III
Representations and Warranties of the Seller Parties

第三条
卖方全体的陈述和保证

The Seller Parties hereby represent and warrant to Purchaser that, except as set forth on Schedule II attached hereto (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made by the Seller Parties hereunder, the following representations are true, correct and complete as of the Execution Date and the Control Acquisition Date, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Article III only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

卖方全体特此向买方陈述和保证，除本协议所附附表二（“披露附表”）所列的例外情况（该等例外情况应被视为卖方全体在本协议项下所作陈述和保证的一部分）外，以下陈述于签署日和控制权取得日均为真实和完整的，另有说明的除外。披露附表应按与本协议第三条所含编号和字母章节相对应的章节编排，披露附表任一章节中的披露仅在阅读披露内容即可明显看出该披露适用于本协议第三条其他章节的情况下，才符合本协议第三条其他章节的约定。

3.1.          Organization and Authority of VRB Cayman. VRB Cayman is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. VRB Cayman has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by VRB Cayman of this Agreement, the performance by VRB Cayman of its obligations hereunder and the consummation by VRB Cayman of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of VRB Cayman. This Agreement has been duly executed and delivered by VRB Cayman, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of VRB Cayman, enforceable against VRB Cayman in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.1.          VRB开曼的组织和授权。VRB开曼是一家根据开曼群岛法律正式组织、有效存在且信誉良好的公司。VRB开曼拥有签订本协议、履行其在本协议项下的义务以及完成本协议约定的交易所需的一切公司权力和授权。VRB开曼签署和交付本协议、VRB开曼履行其在本协议项下的义务以及VRB开曼完成本协议约定的交易已获得 VRB开曼方面所有必要的公司行动的正式授权。本协议已由VRB开曼正式签署和交付，并且（假定由买方适当授权、签署和交付）本协议构成VRB开曼的合法、有效和具有约束力的义务，可根据其条款对VRB开曼强制执行，但受破产、资不抵债、重组、延期偿付或影响债权人权利的类似法律以及一般衡平法原则（无论是否在法律程序或衡平法程序中寻求强制执行）限制的强制执行除外。

3.2.          Organization, Authority, and Qualification of VRB China. VRB China is a corporation duly organized, validly existing and in good standing under the laws of the PRC and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. VRB China is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The execution and delivery by VRB China of this Agreement, the performance by VRB China of its obligations hereunder and the consummation by VRB China of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of VRB China. This Agreement has been duly executed and delivered by VRB China, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of VRB China, enforceable against VRB China in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.2.          VRB中国的组织、授权和资格。VRB中国是一家根据中华人民共和国法律正式组建、有效存续且信誉良好的公司，拥有一切必要的公司权力和授权，以拥有、经营或租赁其目前拥有、经营或租赁的财产和资产，并按其目前的经营方式开展业务。VRB中国在其拥有或租赁的物业或其目前开展的业务运营使其有必要获得此类许可或资格的各司法管辖区均已获得正式许可或资格，且信誉良好，除非未能获得此类许可、资格或信誉良好不会产生重大不利影响。VRB中国签署和交付本协议、VRB中国履行其在本协议项下的义务以及VRB中国完成本协议约定的交易，均已获得VRB中国方面所有必要的公司行动的正式授权。本协议已由 VRB中国正式签署和交付，且（假定买方适当授权、签署和交付）本协议构成VRB中国的合法、有效和具有约束力的义务，可根据其条款对VRB中国强制执行，但受破产、资不抵债、重组、延期偿付或影响债权人权利的类似法律以及一般衡平法原则（无论是否在法律程序或衡平法程序中寻求强制执行）限制的强制执行除外。

3.3.          Capitalization. The structure of VRB China’s registered capital described in the Articles of Association registered and filed with AMR is completely consistent with that described in the Articles of Association provided by VRB China to Purchaser and accurately and completely reflects the capital structure of VRB China before the Completion of the transaction, except for the unpaid capital of VRB China as described on Section 3.3 of the Disclosure Schedule. All of the equity interests are validly and legally owned of record and beneficially by VRB Cayman; other than the Unpaid Transferred Interests VRB Cayman has fully paid capital contribution with respect to all of the equity interests of VRB China and all of equity interests of VRB China are free and clear of all Encumbrances. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the equity interests in VRB China or obligating any Seller Party to issue or sell the equity interests in, or any other interest in, VRB China. VRB China does not have outstanding or authorized any equity appreciation, phantom equity, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the equity interests of VRB China.

3.3.          资本化。VRB中国向北京市海淀区市场监督管理局注册和存档的公司章程中描述的VRB中国注册资本结构与VRB中国向买方提供的公司章程中描述的结构完全一致，并准确和完整地反映了 VRB中国在交易完成前的资本结构，但披露附表第 3.3 条中描述的 VRB中国未缴付资本除外。所有股权均由VRB开曼有效和合法地记录和实益拥有；除未实缴转让权益外，VRB开曼已就VRB中国全部股权全额实缴出资，并且VRB中国全部股权不附带任何权利负担。VRB中国不存在与VRB中国股权相关的任何性质的未行使或授权的期权、认股权证、可转换证券或其他权利、协议、安排或承诺，也不存在责成任何卖方发行或出售 VRB中国股权或任何其他权益的义务。VRB中国没有任何尚未行使或授权行使的股权增值权、影子股权、利润参与权或类似权利。VRB中国不存在与任何股权的投票或转让有关的投票信托、股东协议、委托书或其他有效协议或谅解。

3.4.          Subsidiaries. Except as set forth in Section 3.4 of the Disclosure Schedule, VRB China does not own, or have any interest in any shares or have an ownership interest in any other Person. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind to which VRB China or any of its Subsidiaries is a party or by which any of them is bound which would obligate any of them to issue, deliver, purchase or sell any additional shares of capital stock, units, membership, or other equity or profit interests of any kind in any of the Subsidiaries of VRB China.

3.4.          子公司。除披露附表第 3.4 条所列情况外，VRB中国不拥有任何股份或任何权益，也不拥有任何其他人士的所有者权益。VRB中国或其任何附属公司均无任何未行使的期权、认股权证、权利、承诺、优先购买权或任何类型的协议，而这些期权、认股权证、权利、承诺、优先购买权或协议是VRB中国或其任何附属公司的一方，或对VRB中国或其任何附属公司具有约束力，从而使VRB中国或其任何附属公司有义务发行、交付、购买或出售VRB中国任何附属公司的任何额外股本、单股、成员资格或其他任何类型的股权或利润权益。

3.5.          No Conflicts; Consents. The execution, delivery and performance by the Seller Parties of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the Articles of Association of VRB China or the Memorandum and Articles of Association of VRB Cayman; (b) result in a violation or breach of any provision of any law or governmental order applicable to a Seller Party; or (c) except as has been obtained or delivered prior to the Execution Date (a copy of which has been provided to Purchaser), require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any contract, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice or obtain consent would not have a Material Adverse Effect. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or VRB China in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such filings as are contemplated by this Agreement or where the failure to make or obtain such consents, approvals, permits, governmental orders, declarations, filings, or notices would not have, in the aggregate, a Material Adverse Effect.

3.5.          无冲突；同意。卖方全体签署、交付和履行本协议，以及完成本协议约定的交易，现在和将来都不会：（a）导致违反或违背VRB中国公司章程或VRB开曼公司组织大纲和章程的任何规定；（b）导致违反适用于卖方的任何法律或政府命令的任何规定；或（c）除非在签署日之前已获得或交付（已向买方提供副本），否则要求任何人士根据任何合同同意、通知或采取其他行动，与任何合同相冲突，导致违反或违背任何合同，构成任何合同项下的违约或导致任何合同的提前履行，但在第（b）和（c）款的情况下，违反、违背、冲突、违约、提前履行或未能发出通知或获得同意不会产生重大不利影响的除外。卖方或VRB中国无需就本协议的签署和交付以及本协议约定的交易的完成向任何政府机构提交同意、批准、许可、政府命令、声明或备案，也无需向任何政府机关发出通知，但本协议约定的此类备案除外，或者未能提交或获得此类同意、批准或许可、政府订单、声明、备案或通知总体上不会产生重大不利影响。

3.6.         Valid Equity Transfer and Capital Increase. Assuming the accuracy of the representations of Purchaser in Article IV of this Agreement, the Equity Transfer and Capital Increase, when delivered and filed in accordance with the terms and for the consideration set forth in this Agreement, will be valid, legal and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable securities laws and liens or encumbrances created by or imposed by Purchaser.

3.6.          有效的股权转让和增资。假设买方在本协议第四条中的陈述准确无误，股权转让和增资在根据本协议约定的条款和对价交付和备案时，将是有效、合法和无转让限制的，但交易协议、适用证券法和买方设立或施加的留置权或抵押权规定的转让限制除外。

3.7.          Litigation. Except as set forth on Section 3.7 of the Disclosure Schedule, there are no actions, suits, claims, investigations or other legal proceedings pending, or to the Seller Parties’ Knowledge, threatened against or by any Seller Party affecting the Business or any of assets of VRB China or any of its Subsidiaries, which if determined adversely to such Seller Party would result in a Material Adverse Affect. There are no actions, suits, claims, investigations or other legal proceedings in relation to the employee share incentive plan at VRB Cayman level, or to the Seller Parties’ Knowledge, threatened against or by any Seller Party.

3.7.          诉讼。除披露附表第 3.7 条所列情况外，任何卖方均不存在任何未决诉讼、起诉、索赔、调查或其他法律程序，据卖方全体所知，任何卖方也不存在任何针对或威胁影响 VRB中国或其任何子公司的业务或任何资产的诉讼、起诉、索赔、调查或其他法律程序，如判定对该卖方不利，将导致重大不利影响。在VRB开曼层面，不存在与员工股权激励计划有关的诉讼、起诉、索赔、调查或其他法律程序，据卖方所知，也没有任何卖方受到或威胁要受到此类诉讼、起诉、索赔、调查或其他法律程序。

3.8.          Intellectual Property.

3.8.          知识产权。

3.8.1        Section 3.8.1 of the Disclosure Schedule lists all patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations owned by VRB China or its subsidiaries.

3.8.1        披露附表第 3.8.1 条列出了VRB中国或其子公司拥有的所有专利、专利申请、商标注册和待批注册申请、版权注册和待批注册申请以及互联网域名注册。

3.8.2        Section 3.8.2 of the Disclosure Schedule lists all patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations not owned by VRB China as of September 23, 2024, but which are in the process of being assigned to VRB China or its subsidiaries. The Seller Parties have provided Purchaser with copies of those assignments.

3.8.2        披露附表第 3.8.2 条列出了截至 2024 年 9 月 23 日 VRB中国不拥有但正在转让给 VRB中国或其子公司的所有专利、专利申请、商标注册和待批注册申请、版权注册和待批注册申请以及互联网域名注册。卖方全体已向买方提供了这些转让的副本。

3.8.3       Section 3.8.3 of the Disclosure Schedule lists all patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations owned by VRB Cayman or VRB USA.

3.8.3        披露附表第 3.8.3 条列出了VRB开曼或 VRB 美国拥有的所有专利、专利申请、商标注册和待批注册申请、版权注册和待批注册申请以及互联网域名注册。

3.8.4        Section 3.8.4 of the Disclosure Schedule lists all patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations not owned by VRB Cayman or VRB USA as of September 23, 2024, but which are in the process of being assigned to VRB Cayman or VRB USA. The Seller Parties have provided Purchaser with copies of those assignments.

3.8.4       披露附表第 3.8.4 条列出了截至 2024 年 9 月 23 日不为VRB开曼或 VRB美国所拥有，但正在转让给VRB开曼或 VRB美国的所有专利、专利申请、商标注册和待批注册申请、版权注册和待批注册申请以及互联网域名注册。卖方全体已向买方提供了这些转让的副本。

3.8.5       Except (i) for completion of the assignments to VRB China or its subsidiaries of the Intellectual Property set forth in Section 3.8.2 of the Disclosure Schedule, or (ii) as would not have a Material Adverse Effect, VRB China or its subsidiaries own or have the right to use all Intellectual Property necessary for the conduct of the Business (the “VRB China Intellectual Property”).

3.8.5        除（i）完成披露附表第3.8.2条约定的知识产权向VRB中国或其子公司的转让，或（ii）不会产生重大不利影响外，VRB中国及其子公司拥有或有权使用开展业务所需的所有知识产权（“VRB中国知识产权”）。

3.8.6        Except as set forth in Section 3.8.6 of the Disclosure Schedule or as would not have a Material Adverse Effect, to the Seller Parties’ Knowledge, (i) the conduct of the Business does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; (ii) VRB China or its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; (iii) there is no unauthorized use by any third party of any Intellectual Property or other Confidential Information of VRB China; and (iv) no Person is infringing, misappropriating or otherwise violating any VRB China Intellectual Property. This Section 3.8.6 constitutes the sole representation and warranty of the Seller Parties under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation of Intellectual Property.

3.8.6         除披露附表第3.8.6条所述或据卖方全体所知不会产生重大不利影响外，（i）业务的开展不侵犯、盗用或以其他方式侵犯任何人士的知识产权；以及（ii）任何人士均未侵犯、盗用或以其他方式违反任何VRB中国知识产权；（iii）任何第三方未擅自使用VRB中国的任何知识产权或其他保密信息；以及（iv）任何人士均未侵犯、盗用或以其他方式违反任何VRB中国知识产权。本第3.8.6条构成卖方全体在本协议项下对任何实际或涉嫌侵犯、盗用或其他侵犯知识产权行为的唯一陈述和保证。

3.9.          Agreements; Actions.

3.9.          协议；行动。

3.9.1        Since December 31, 2023, VRB China has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any equity interests, (ii) except for trade debt incurred in the ordinary course of business, incurred any new financial indebtedness other than from VRB Cayman, or (iii) sold, exchanged or otherwise disposed of any material portion of its assets or rights, other than in the ordinary course of business.

3.9.1            自 2024 年12月31日以来，VRB中国未曾：（i）宣布或支付任何股息，或授权或就任何股权进行任何分配，（ii）除正常业务过程中产生的贸易债务外，未产生除VRB开曼以外的任何新的金融债务，或（iii）出售、交换或以其他方式处置其资产或权利的任何重要部分，正常业务过程除外。

3.9.2            VRB China is not a guarantor or indemnitor of any Indebtedness.

3.9.2            VRB中国不是任何债务的担保人或赔偿人。

3.9.3            VRB China does not have any outstanding Indebtedness, other than accounts payables and trade debt specifically reflected on, and fully reserved against in the Financial Statements or incurred in the ordinary course of business.

3.9.3            除财务报表中明确反映并充分预留的应付账款和贸易债务或在正常业务过程中产生的应付账款和贸易债务外，VRB中国没有任何未偿债务。

3.10.       Certain Transactions. Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and agreements concerning the confidential information of VRB China; (ii) standard director and officer indemnification agreements approved by the executive director of VRB China; (iii) as contemplated by the Transition Plan, and (iv) the Transaction Agreements, there are no agreements, understandings or proposed transactions between VRB China and any of its officers or directors, or any Affiliate thereof. None of the Company and its Subsidiaries has any Liability of any nature whatsoever to any Related Party, except for employment-related Liabilities and obligations incurred in the ordinary course of business consistent with past practice.

3.10.       特定交易。除（i）通常向所有员工提供的标准员工福利、有关VRB中国机密信息的标准员工聘书和协议；（ii）VRB中国执行董事批准的标准董事和高级职员赔偿协议；（iii）过渡计划约定的和（iv）交易协议以外，VRB中国与其任何高级职员或董事或其任何关联方之间没有协议、谅解或拟议交易。公司及其子公司均不对任何关联方承担任何性质的责任，但与雇佣相关的责任和在正常业务过程中按照以往惯例承担的义务除外。

3.11.       Voting Rights. No holder of equity interests of VRB China has entered into any agreements with respect to the voting of equity interests of VRB China.

3.11.      投票决权。VRB中国的任何股权持有人均未就 VRB中国股权的投票权签订任何协议。

3.12.       Financial Statements. VRB China has delivered to Purchaser audited financial statements for VRB China and its Subsidiaries for the fiscal year ended December 31, 2023 and December 31, 2022, as prepared in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”) (the “Financial Statements”). The Financial Statements are (i) true, complete, and correct and are in accordance with the books and records of VRB China and its subsidiaries, (ii) fairly present in all material respects the financial condition and operating results of VRB China as of the date, and for the period, indicated therein.

3.12.       财务报表。VRB中国已向买方交付VRB中国及其子公司截至 2023 年 12 月 31 日及 2022 年 12 月 31 日止财政年度根据中国公认会计准则（“中国公认会计准则”）编制的经审计财务报表（“财务报表”）。财务报表(i)真实、完整、正确，并与VRB中国及其子公司的账簿和记录相符，(ii)在所有重大方面公允反映了VRB中国截至财务报表所示日期及期间的财务状况和经营成果。

3.13.       Employee Matters.

3.14.        员工事宜。

3.13.1     Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Business by the employees of VRB China, nor the conduct of the Business as now conducted and as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

3.13.1     无论是交易协议的签署或交付，还是 VRB中国的员工开展业务，抑或是目前开展和目前拟开展的业务，均不会与任何该等员工目前负有义务的任何合同、契约或文书的条款、条件或约定相冲突，也不会导致违反这些条款、条件或约定，或构成违约。

3.13.2     VRB China is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. VRB China has complied in all material respects with all applicable laws related to employment, including those related to wages, hours, worker classification and collective bargaining, except to the extent any non-compliance would not result in a Material Adverse Effect. VRB China has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of VRB China and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

3.13.2            VRB中国没有拖欠其任何员工、顾问或独立承包商的任何工资、薪水、佣金、奖金或截至本协议日期为其提供的任何服务的其他直接补偿，也没有拖欠应向此类员工、顾问和独立承包商报销的金额。VRB中国在所有重大方面遵守了所有与就业有关的适用法律，包括与工资、工时、工人分类和集体谈判有关的法律，除非任何不遵守行为不会导致重大不利影响。VRB中国已向相关政府实体扣缴并支付了或扣留了尚未支付给该政府实体的所有应向VRB中国员工扣缴的款项，并且不对因未遵守上述任何规定而拖欠的工资、税款、罚款或其他款项负责。

3.14.       Tax Returns and Payments. There are no taxes due and payable by VRB China that have not been timely paid and no material withholding taxes required to be withheld by VRB China that have not been withheld and timely paid over to the appropriate governmental agency. VRB China has duly and timely filed all income or other material tax returns required to have been filed by it, and no extensions or waivers of statutes of limitations have been given or requested with respect to any material taxes of VRB China. There are no ongoing actions, suits, claims, investigations or other legal proceedings by any taxing authority against VRB China.

3.14.       纳税申报表和付款。VRB中国没有未及时支付的到期应付税款，也没有未及时扣缴和支付给相关政府机构的需要由VRB中国扣缴的重大预扣税。VRB中国已正式及时地提交了其要求提交的所有收入或其他重要纳税申报表，并且没有就VRB中国的任何重要税款给予或要求延长或放弃诉讼时效。任何税务机关均未对VRB中国提起任何诉讼、起诉、索赔、调查或其他法律程序。

3.15.       Permits, Compliance with Laws.

3.15.       许可证，遵守法律。

3.15.1     VRB China has all franchises, permits, and licenses necessary for the conduct of the Business, the lack of which could reasonably be expected to have a Material Adverse Effect. VRB China is not default in any material respect under any of such franchises, permits, or licenses.

3.15.1     VRB中国拥有开展业务所需的所有特许经营权、许可证和执照，如缺乏这些权利、许可证和执照，合理预期将会产生重大不利影响。VRB中国在任何该等特许经营权、许可证或执照项下均无任何重大违约行为。

3.15.2     VRB China and its Subsidiaries are in material compliance with Laws applicable to their respective businesses, operations and assets. Neither VRB China nor any of its Subsidiaries has received any written notice alleging a failure comply with all Laws applicable to their respective businesses, operations and assets.

3.15.2     VRB 中国及其附属公司严格遵守适用于其各自业务、运营和资产的法律。VRB 中国及其任何子公司均未收到任何书面通知，指控其未能遵守适用于各自业务、运营和资产的所有法律。

3.16.       Corporate Documents. The Articles of Association of VRB China as of the Execution Date are in the form made available to Purchaser.

3.16.       公司文件。截至签署日，VRB中国公司章程采用买方可用的格式。

3.17.       Disclosure. Seller Parties have provided Purchaser with full and complete access to all of VRB China’s or its Subsidiaries’ records and other data relating to the Target Equity, VRB China, or its Subsidiaries. Seller Parties have provided Purchaser with full and complete access to all of the contracts and transactions between VRB Cayman or its any Affiliates (on the one hand) and VRB China or its Subsidiaries (on the other hand).

3.17.       披露。卖方已向买方提供了充分和完整地查阅 VRB中国或其子公司的所有记录以及与目标股权、VRB中国或子公司有关的其他数据的权利。卖方已向买方提供全面完整地查阅VRB开曼或其任何附属公司（一方面）与VRB中国或子公司（另一方面）之间的所有合同和交易的权限。

3.18.        No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, none of the Seller Parties, the Business, or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of any Seller Party or the Business, including any representation or warranty as to the accuracy or completeness of any information regarding the Business furnished or made available to Purchaser and its representatives (including any information, documents or material delivered to Purchaser, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

3.18.        无其他陈述和保证。除本第三条所载的陈述和保证外，卖方全体、业务或任何其他人士均未代表任何卖方或业务作出或曾作出任何其他明示或暗示的书面或口头陈述或保证，包括对向买方及其代表提供的有关业务的任何信息的准确性或完整性的任何陈述或保证（包括向买方交付的任何信息、文件或材料、管理层演示文稿或本协议预期交易的任何其他形式），或对业务的未来收入、盈利能力或成功，或因法规或其他法律而产生的任何陈述和保证。

Article IV
representations and warranties of purchaser

第四条
买方的陈述和保证

Purchaser hereby represents and warrants to the Seller Parties that, except as set forth on the Disclosure Schedule, which exceptions shall be deemed to be part of the representations and warranties made by the Purchaser hereunder, the following representations are true, correct and complete as of the Execution Date and as of the Control Acquisition Date, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Article IV only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

买方特此向卖方全体陈述并保证，除披露附表中约定的情况外，以下陈述截至签署日和控制权取得日真实和完整的，除非另有说明，否则这些例外情况应被视为买方在本协议项下作出的陈述和保证的一部分。披露附表应按与本协议第四条所含编号和字母章节相对应的章节编排，披露附表任一章节中的披露仅在阅读披露内容即可明显看出该披露适用于本协议第四条其他章节的情况下，才符合本协议第四条其他章节的约定。

4.1.         Organization and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the PRC and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the Seller Parties) this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.1.          买方的组织和权力。买方是一家根据中华人民共和国法律正式组建、有效存续且信誉良好的公司，拥有一切必要的公司权力和授权，以拥有、经营或租赁其目前拥有、经营或租赁的物业和资产，并按其目前的经营方式开展业务。买方签署和交付本协议、买方履行其在本协议项下的义务以及买方完成本协议约定的交易已获得买方所有必要的公司行动的正式授权。本协议已由买方正式签署和交付，并且（假定卖方全体适当授权、签署和交付）本协议构成买方的合法、有效和具有约束力的义务，可根据其条款对买方强制执行，但受破产、资不抵债、重组、延期偿付或影响债权人权利的类似法律以及一般衡平法原则（无论是否在法律程序或衡平法程序中寻求强制执行）限制的强制执行除外。

4.2.          No Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the Articles of Association of Purchaser; (b) result in a violation or breach of any provision of any law or governmental order applicable to Purchaser; or (c) except as has been obtained or delivered prior to the Execution Date (a copy of which has been provided to the Seller Parties), require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any contract, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice or obtain consent would not have a Material Adverse Effect. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such filings as contemplated by this Agreement or where the failure to make or obtain such consents, approvals, permits, governmental orders, declarations, filings, or notices would not have, in the aggregate, a Material Adverse Effect.

4.2.          无冲突；同意。买方签署、交付和履行本协议，以及完成本协议约定的交易，现在和将来都不会：（a）导致违反或违背买方公司章程的任何规定；（b）导致违反适用于买方的任何法律或政府命令的任何规定；或（c）除非在签署日之前已获得或交付（已向卖方全体提供副本），否则要求任何人士根据任何合同同意、通知或采取其他行动，与任何合同相冲突，导致违反或违背任何合同，构成任何合同项下的违约或导致任何合同的提前履行，但在第（b）和（c）款的情况下，违反、违背、冲突、违约、提前履行或未能发出通知或获得同意不会产生重大不利影响的除外。买方无需就本协议的签署和交付以及本协议拟议交易的完成向任何政府机构提交同意、批准、许可、政府命令、声明或备案，也无需向任何政府机关发出通知，但本协议约定的此类备案除外，或者未能作出或获得此类同意、批准或许可、政府订单、声明、文件或通知总体上不会产生重大不利影响。

4.3.         Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Seller Parties, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Target Equity to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, and that Purchaser has sufficient financial capacity to make the Purchase Price payments to VRB Cayman and make the Capital Increase payments to VRB China in accordance with the terms and conditions of this Agreement.

4.3.         完全为自己购买。本协议是根据买方对卖方全体的陈述与买方订立的，买方在签署本协议时确认，买方将收购的目标股权是为买方自己进行投资，而不是作为代名人或代理人，也不是为了转售或分销其中的任何部分，买方目前无意出售、授予任何参与权或以其他方式分销目标股权，且买方有足够的财务能力根据本协议的条款和条件向VRB开曼支付购买价款款项以及向 VRB中国支付增资款项。

4.4.         Sanctions. Neither Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has been or presently is subject to any sanctions that would impair the ability of Purchaser to enter into this Agreement and consummate the transactions contemplated hereby.

4.4.          制裁。买方及其任何高级职员、董事、雇员、代理人、股东或合伙人过去或现在均未受到任何可能损害买方签订本协议和完成本协议约定的交易的能力的制裁。

4.5.          Exculpation. Purchaser acknowledges that it is not relying upon Person in making its investment or decision to invest in VRB China.

4.5.          免责。买方承认，其在投资或决定投资于 VRB中国时并不依赖于人士。

4.6.          Residence. The office or offices of Purchaser in which it has its principal place of business is identified in the address or addresses of Purchaser set forth on Purchaser’s signature page.

4.6.          住所。买方主要营业地点所在的一个或多个办事处在买方签名页上列出的买方地址中确定。

4.7.          Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the Business, results of operations, prospects, condition (financial or otherwise), and assets of VRB China. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own investigation and the express representations and warranties of the Seller Parties set forth in Article III; and (b) none of the Seller Parties or any other Person has made any representation or warranty as to any Seller Party, the Business, or this Agreement, except as expressly set forth in Article III.

4.7.          独立调查。买方已对 VRB中国的业务、经营业绩、前景、状况（财务或其他方面）和资产进行了独立调查、审查和分析。买方承认并同意（a）买方在决定签订本协议和完成本协议中约定的交易时，完全依赖于其自身的调查和第三条中约定的卖方全体的明确陈述和保证；以及（b）除第三条中明确约定的情况外，卖方全体或任何其他人士均未就任何卖方、业务或本协议做出任何陈述或保证。

Article V
miscellaneous

第五条
杂项

5.1.          Governing Law. This Agreement shall be governed by the law of the PRC (excluding the law of Hong Kong SAR, Macao SAR and Taiwan), without regard to conflicts of law principles that would result in the application of any law other than the law of the PRC.

5.1.          适用法律。本协议受中华人民共和国法律（不包括香港特别行政区、澳门特别行政区和台湾区域的法律）管辖，不考虑导致适用中华人民共和国法律以外任何法律的法律冲突原则。

5.2.          Language. This Agreement has been prepared in both the English language and in the Chinese language, with the Chinese language prevailing in the case of any inconsistency.

5.2.          语言。本协议以英文和中文两种语言编写，如有任何不一致之处，以中文为准。

5.3.          Dispute Resolution. Any disputes arising from or related to this Agreement or any other Transaction Agreements shall be resolved through friendly negotiations between the Parties. If an agreement cannot be reached, either Purchaser or any Seller Party shall submit to Beijing Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for arbitration. The seat of arbitration shall be Beijing. The arbitral award is final and binding upon all Parties.

5.3.          争议解决。因本协议或任何其他交易协议产生的或与本协议或任何其他交易协议有关的任何争议应由各方通过友好协商解决。如无法达成协议，买方或任何卖方可提请北京仲裁委员会按照该会现行仲裁规则进行仲裁。仲裁地在北京，仲裁裁决是终局的，对各方均有约束力。

5.4.          Confidentiality. Except with prior written consent of the Party providing the Confidential Information, the other Parties shall not disclose or permit the disclosure of the Confidential Information in any manner. “Confidential Information” means (a) the existence and contents of the transaction contemplated under this Agreement and other Transaction Agreements; (b) any terms, conditions or other aspects of this Agreement and other Transaction Agreements; (c) negotiations of the transaction contemplated under this Agreement and other Transaction Agreements; and (d) any confidential or proprietary information relating to its business, financial condition, information of customers and other confidential matters that have been disclosed or may be disclosed by a Party to the other Parties under the Transaction Agreements. Notwithstanding the foregoing, the Parties may disclose (i) the Confidential Information only for their own use to their Affiliates and their employees, officers, directors, bankers, lenders, accountants, legal counsels, business partners, representatives or advisors (the “Representatives”) who need to know the Confidential Information, in each case only where such Persons are aware of the confidentiality of the Confidential Information and are under substantially similar obligations as set forth in this Section 5.4; (ii) the disclosure is required pursuant to any applicable laws and regulations (including security laws, rules, and regulations), or any applicable requirements of any securities exchange listing; and (iii) the disclosure is required by any competent Governmental Authority; provided further that, in the case of (iii), any Party is requested or becomes legally compelled to disclose (the “Disclosing Party”) shall (x) provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure, and (y) at the request of another Party, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedies. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

5.4.           保密。除非事先得到提供保密信息一方的书面同意，否则其他各方不得以任何方式披露或允许披露保密信息。“保密信息”指（a）本协议及其他交易协议项下进行的交易的存在和内容；（b）本协议及其他交易协议中的任何条款、条件或其他方面；（c）根据本协议及其他交易协议进行的交易的谈判；以及（d）已经或可能由一方根据交易协议向其他各方披露的，有关其业务、财务状况、客户信息及其他保密事项的保密或专有信息。尽管有以上约定，各方仍可（i）仅为自身使用的目的向其关联方及需要了解保密信息的员工、管理人员、董事、银行家、贷款人、会计、法律顾问、商业伙伴、代表或顾问（“代表”）披露保密信息，且在每种情况下，仅在此类人士了解保密信息的保密性并承担与本协议第5.4条约定的相似的义务的情况下披露保密信息；（ii）根据任何适用法律和法规（包括证券法、规则和法规），或任何适用的任何交易所上市规则要求披露；以及（iii）应任何主管政府机关要求披露，但在第(ii)和(iii)项的情况下，任何一方被要求或被依法强制披露（“披露方”）应 (x) 及时向其他各方发出书面通知，并就披露事宜与其他各方进行协商， (y) 应另一方的要求，在其他各方的合作和合理努力下，在合理可能的范围内寻求保护令、保密处理或其他适当的补救措施。在任何情况下，披露方仅应提供法律要求的那部分信息，并应尽合理努力获得可靠保证，使此类信息得到保密处理。

5.5.          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.5.          继承人和受让人。本协议的条款和条件应惠及各方各自的继承人和受让人，并对其具有约束力。除本协议有明确约定外，本协议的任何明示或默示条款均无意赋予本协议各方或其各自的继承人和受让人以外的任何一方本协议项下的或因本协议而产生的任何权利、补救措施、义务或责任。

5.6.          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the following addresses (or to such address as subsequently modified by written notice given in accordance with this Section 5.6):

5.6.          通知。根据本协议发出或进行的所有通知和其他通信均应采用书面形式（包括本协议允许的电子邮件），并应在实际收到之日或以下情况中最早的时间视为有效送达：（i）通过个人递送至被通知方；（ii）在正常工作时间内通过电子邮件发送的情况下，发送时视为已送达；若不在正常工作时间内发送，则在接收方的下一个工作日视为已送达；（iii）通过挂号或认证邮件发送后五天，要求回执，邮费已付；或（iv）在通过全国知名的隔夜快递公司寄送后一个工作日内，运费已付，指定次日送达，并附有书面收件确认。所有通信应发送至各方的以下地址（或按本第5.6条约定以书面通知方式修改的地址）。

If to VRB Cayman:

若至VRB开曼：

VRB Energy Inc.

PO Box 1350

Clifton House, 75 Fort Street

Grand Cayman

KYI-1108 Cayman Islands

Email: GeneralCounsel@ivnelectric.com; Quentin@ivnelectric.com; and leonardo.sacch@ivanhoeelectric.com

If to VRB China:

若至VRB中国：

VRB Energy System (Beijing) Co. Ltd.

Beijing Lutong Hongyun Technology and Cultural Creativity Park,

No. 17 Yunshan South Road, Tongzhou District,

Beijing, PRC

Email: charlesge@vrbenergy.com; PeterZ@ivanhoemines.com

If to Purchaser:

若至买方：

China Energy Storage Co. Ltd.

中能储实业有限公司

Unit 908, Xirongxian Hutong, Xuannei Street, Xicheng District, Beijing, PRC 北京西城区宣内大街西绒线胡同天安国汇大厦908

Email 邮件: pengqi@vrbenergy.com; zeshuaihan@vrbenergy.com

5.7.         No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Seller Parties from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees or representatives is responsible. Each Seller Party agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Seller Party or any of its officers, employees or representatives is responsible.

5.7.          无中介费。每一方声明，现在和将来都不承担与本交易有关的任何中介费或佣金。买方同意赔偿卖方全体因本次交易产生的任何佣金或中介费性质的责任（以及就此类责任或主张的责任进行抗辩的成本和费用）并使其免受损害。各卖方同意赔偿买方因本次交易产生的任何佣金或中介费性质的责任（以及就此类责任或主张的责任进行抗辩的成本和费用）并使买方免受损害，各卖方或其任何高级职员、雇员或代表对此负责。

5.8.          Costs of Enforcement. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement or any other Transaction Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.8.          执行费用。如果为执行或解释本协议或任何其他交易协议的条款而必须采取任何法律或衡平法行动（包括仲裁），则胜诉方除有权获得任何其他救济外，还有权获得合理的律师费、成本费和必要的支出。

5.9.          Amendments and Waivers. This Agreement may not be amended, except in a writing signed by all Parties to this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and signed by the Party providing the waiver, and shall be effective only to the extent specifically set forth in such writing.

5.9.          修订与弃权。除非本协议所有方签署书面文件，否则不得修订本协议。任何一方对本协议项下任何违反或违约行为的任何种类或性质的放弃、许可、同意或批准，或任何一方对本协议任何条款或条件的任何放弃，必须以书面形式做出，并由提供放弃的一方签署，且仅在该书面形式具体规定的范围内有效。

5.10.       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.10.        可分割性。本协议任何条款的无效性或不可执行性绝不影响任何其他条款的有效性或可执行性。

5.11.        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

5.11.        延迟或遗漏。任何一方在本协议下因另一方的违约或失责而享有的任何权利、权力或补救措施的延迟行使或未行使，均不得损害该未违约或未失责方的任何此类权利、权力或补救措施，也不得被解释为对该违约或失责的放弃、默认或对随后发生的类似违约或失责的放弃或默认；对任何单一违约或失责的放弃不应被视为对之前或之后发生的任何其他违约或失责的放弃。

5.12.        Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

5.12.        完整协议。本协议（包括附于本协议的附表和附件）构成各方就本协议标的事项达成的完整且全部的理解与协议，任何各方之间关于本协议标的事项的其他书面或口头协议均被明确取消。

[Signature Page Follows]

[下接签字页]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement effective as of the Execution Date.

下列签署人已正式签署并递交本协议，自签署日起生效，以昭信守。

VRB CAYMAN:
VRB开曼：

VRB Energy Inc.

By:	/s/ Quentin Markin

由：	/s/ Quentin Markin

Name:	Quentin Markin

姓名：	Quentin Markin

Title:	Director

职务：	董事

SIGNATURE PAGE TO PURCHASE, SALE AND INVESTMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement effective as of the Execution Date.

下列签署人已正式签署并递交本协议，自签署日起生效，以昭信守。

VRB CHINA:
VRB中国：

VRB Energy System (Beijing) Co. Ltd.
普能（北京）能源科技有限公司

By:	/s/ Yanbao Li

由：	/s/ 李艳保

Name:	Yanbao Li

姓名：	李艳保

Title:	Legal Representative

职务：	法定代表人

SIGNATURE PAGE TO PURCHASE, SALE AND INVESTMENT AGREEMENT

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement effective as of the Execution Date.

下列签署人已正式签署并递交本协议，自签署日起生效，以昭信守。

PURCHASER:
买方：

China Energy Storage Industry Co., Ltd.
中能储实业有限公司

By:	/s/ Zeshuai Han

由：	/s/ 韩泽帅

Name:	Zeshuai Han

姓名：	韩泽帅

Title:	Executive Director

职务：	执行董事

SIGNATURE PAGE TO PURCHASE, SALE AND INVESTMENT AGREEMENT

SCHEDULE I

附表 I

PAYMENT SCHEDULE

付款时间表

																	RMB
Year/年		2024			2025												Total
Quarter/季度		第4季度 Q4			第一季度 Q1			第二季度 Q2			第三季度 Q3			第四季度 Q4
Month/月		10	11	12	1	2	3	4	5	6	7	8	9	10	11	12	Total
股权收购 Transfer Consideration	USD	10,000,000.00								10,000,000.00							20,000,000.00
增资款 Capital Increase	RMB	90,000,000.00			30,000,000.00			50,000,000.00			20,000,000.00			20,000,000.00		39,734,693.88	249,734,693.88
中能储持股比例 Shares Percentage of CES		51%			51%			51%		51%	51%			51%		51%
预算 Budget	固投预算 Investment budget
电解液工厂投资 electrolyte plant	50,000,000.00	15,000,000.00			15,000,000.00			15,000,000.00						5,000,000.00			50,000,000.00
产线工厂（长治） production line plant（Changzhi City）	40,000,000.00	12,000,000.00			12,000,000.00			12,000,000.00						4,000,000.00			40,000,000.00
产线工厂（怀化） production line plant（Huaihua City）	25,000,000.00	7,500,000.00			7,500,000.00			7,500,000.00						2,500,000.00			25,000,000.00
研发费用 R&D		3,000,000.00			3,000,000.00			3,000,000.00			3,000,000.00			3,000,000.00			15,000,000.00
管理费用 Management expenses		5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00	75,000,000.00
剩余资金 Cash		47,500,000.00	42,500,000.00	37,500,000.00	25,000,000.00	20,000,000.00	15,000,000.00	22,500,000.00	17,500,000.00	12,500,000.00	24,500,000.00	19,500,000.00	14,500,000.00	15,000,000.00	10,000,000.00	44,734,693.88
总质押股权 Total No. of Shares Pledged		29.98%			26.08%			19.58%		10.36%	7.76%			5.16%		0.00%
解质押股权 Share to be Released					3.90%			6.50%		9.22%	2.60%			2.60%		5.16%

投前估值 Pre-money Valuation	520,000,000.00
投后估值 Post-money Valuation	769,734,693.88
人民币/美元汇率 Exchange Rate	7.10
USD 1M对应人民币 RMB Corresponding to USD 1M	71,000,000.00

SCHEDULE II

附表 II

DISCLOSURE SCHEDULE

披露附表

DISCLOSURE SCHEDULE

披露附表

TO

附于

PURCHASE, SALE AND INVESTMENT AGREEMENT

购买、销售和投资协议

DATED AS OF OCTOBER 15, 2024

日期为 2024 年 10 月 15 日

BY AND AMONG

各方为

VRB ENERGY INC.,

VRB ENERGY SYSTEM (BEIJING) CO., LTD.,

普能（北京）能源科技有限公司

AND

和

CHINA ENERGY STORAGE INDUSTRY CO., LTD.

中能储实业有限公司

SECTION 3.3

第 3.3 条

As of October 15, 2024, VRB China has unpaid registered capital in the amount of approximately $14,500,000, which amount fluctuates on a regular basis. This unpaid registered capital relates to transactions that occurred prior to VRB Cayman acquiring VRB China, and the Parties intend to address the situation as set forth in the Joint Venture Agreement.

截至 2024 年 10 月 15 日，VRB中国的未缴注册资本约为 14,500,000 美元，该金额定期波动。该未缴注册资本与 VRB开曼收购 VRB中国之前发生的交易有关，双方打算按照合资协议的规定处理该情况。

SECTION 3.4

第 3.4 条

VRB China has the following, direct or indirect, wholly-owned subsidiaries (all of which are companies registered under the PRC):

VRB Energy Operations (Beijing) Co. Ltd. (“Beijing VRB”)

VRB Energy Operations (Hubei) Co. Ltd. (“Hubei VRB”)

VRB Shanxi New Energy Co. Ltd.

VRB Shanxi New Materials Co. Ltd.

VRB China also owns 49% of the following subsidiary (a company registered under the PRC):

Hebei Big River Energy Storage Co. Ltd.

VRB中国拥有以下直接或间接全资子公司（均为在中国注册的公司）：

北京普能世纪科技有限公司（“北京VRB”）

湖北普能世纪新能源科技有限公司（“湖北VRB”）

普能世纪（山西）新能源有限公司

普能世纪（山西）新材料有限公司

VRB中国同时持有以下子公司49%的所有权（一家在中国注册的公司）：

河北大河储能科技有限公司

SECTION 3.7

第 3.7 条

Trade Secret Infringement Case

侵犯商业秘密案

In this case, the plaintiffs are Beijing VRB and Hubei VRB, while the 8 defendants include Green Vanacium and the following 7 individuals who were former employees of Beijing VRB: Huang Mianyan, Hu Bo, Zhang Chen, Zhang Zhanzhan, Ma Yitao, Liu Xuedong, and Suo Yangang. The case was filed in November 2023 with the Beijing High Court. VRB is seeking an injunction to stop the defendants from infringing on the former employer’s trade secrets and has claimed damages in the amount of RMB 200 million. The dispute involves 12 trade secrets, including the stack structure, sealing design, test stack, and energy storage system. As of the Execution Date, the second instance trial regarding jurisdictional challenge by defendants has concluded in the plaintiffs’ favor. The case will proceed to trial in the Beijing High Court. Litigation counsel for VRB China anticipates several rounds of hearings, and the first instance judgment is expected to be issued by Beijing High Court before October 2025.

该案的原告是北京VRB和湖北VRB，被告有 8 人，包括Green Vanacium和以下 7 名曾是北京VRB员工的个人：Huang Mianyan, Hu Bo, Zhang Chen, Zhang Zhanzhan, Ma Yitao, Liu Xuedong, 和Suo Yangang。此案于 2023 年 11 月提交北京高级法院。VRB 要求法院下达禁令，制止被告侵犯前雇主的商业秘密，并索赔 2 亿元人民币。该纠纷涉及 12 项商业秘密，包括堆栈结构、密封设计、测试堆栈和储能系统。截至签署日，关于被告提出的管辖权异议的二审庭审已经结束，原告胜诉。 该案将在北京高级法院开庭审理。VRB中国的诉讼律师预计将进行多轮听证，预计北京高院将于 2025 年 10 月前做出一审判决。

Litigation for Breach of Fiduciary Duties

违反信托义务的诉讼

Beijing VRB filed a lawsuit in Beijing Tongzhou District Court against the individuals Huang Mianyan, Hu Bo and Ma Yitao for breach of fiduciary duties on April 29, 2024, and against Green Vanadium for damaging the company’s interests, demanding damages in the amount of RMB 30 million. Beijing VRB has successfully frozen the defendant’s property. This has put great pressure on the defendants. They have since raised objections to such property preservation measures. Beijing VRB will deal with it by preparing effective counter arguments.

For the merit of the case, Beijing Tongzhou District Court held the first pre-trial conference on September 25, 2024, where all parties presented their claims and defenses, with evidence being submitted and cross-examined. The Court has scheduled the second pre-trial conference for November 7, 2024, during which the parties will continue submitting and cross-examining supplemental evidence. As the factual matrix of this case is highly complex and intertwined with the trade secret infringement case before the Beijing High Court, the date of trial and first-instance judgment cannot yet be estimated and will depend on the outcome of the second pre-trial conference.

北京VRB于2024年4月29日向北京市通州区法院起诉个人Huang Mianyan, Hu Bo 和Ma Yitao违反信托义务，起诉Green Vanadium损害公司利益，要求赔偿3000万元。北京VRB已成功冻结被告的财产。这给被告带来了巨大的压力。此后，他们对这些财产保护措施提出了反对意见。北京VRB将通过准备有效的反驳来应对。

实体案情是，北京市通州区法院于2024年9月25日举行了第一次庭前会议，各方陈述了各自的主张和抗辩，并提交了证据进行了质证。法院已定于2024年11月7日举行第二次审前会议，在此期间，各方将继续提交和盘问补充证据。由于本案的事实矩阵高度复杂，与北京高等法院审理的侵犯商业秘密案件交织在一起，审判和一审判决的日期尚无法估计，将取决于第二次审前会议的结果

Patent Infringement Litigation

专利侵权诉讼

This case is currently in the preparatory stage and has not yet been filed. The Beijing Intellectual Property Court is the court with competent jurisdiction. The plaintiffs are expected to be Beijing VRB and Hubei VRB, with Green Vanadium as the defendant. VRB China plans to initiate two lawsuits based on two utility model patents related to the stack structure. The litigation documents are being prepared, and litigation counsel expects to file the cases with the Beijing Intellectual Property Court in October 2024. In both lawsuits, VRB China intends to seek an injunction to stop the defendants from infringing, plus RMB 20 million in damages from Green Vanadium.

该案件目前处于筹备阶段，尚未立案。北京知识产权法院是具有管辖权的法院。原告预计为北京VRB和湖北VRB，Green Vanadium为被告。VRB中国计划根据与堆叠结构相关的两项实用新型专利提起两起诉讼。诉讼文件正在准备中，诉讼律师预计将于2024年10月向北京知识产权法院提起诉讼。在这两起诉讼中，VRB中国都打算寻求禁令，以阻止被告侵权，并要求Green Vanadium赔偿2000万元人民币。

SECTION 3.8.1

VRB China Registered Patents

Owned by VRB China1

第 3.8.1 条

VRB中国注册专利

由VRB中国所有2

Country	Title	Application No.	Date Filed	Patent No.	Owner
China	WIRELESS CHARGING AND DISCHARGING DEVICE FOR FLOW BATTERY	2017205193372	May 10, 2017	ZL201720519337.2	VRB Energy Operations (Beijing) Co., Ltd.
China	COMPLEX CARBON FELT FLOW CHANNEL	2017205151079	May 10, 2017	ZL201720515107.9	VRB Energy Operations (Beijing) Co., Ltd.
China	FLOW FRAME FOR NEW TYPE FLOW BATTERY	2017205154715	May 10, 2017	ZL201720515471.5	VRB Energy Operations (Beijing) Co., Ltd.
China	FLOW BATTERY SYSTEM FOR VARIABLE FREQUENCY DRIVER	2017205194290	May 10, 2017	ZL201720519429.0	VRB Energy Operations (Beijing) Co., Ltd.
China	FLOW BATTERY ELECTRODE WITH NEW TYPE FLOW FIELD	2017205151064	May 10, 2017	ZL201720515106.4	VRB Energy Operations (Beijing) Co., Ltd.
China	BLACK START DEVICE FOR FLOW BATTERY	2017205150343	May 10, 2017	ZL201720515034.3	VRB Energy Operations (Beijing) Co., Ltd.
China	A SEALING STRUCTURE FOR A CELL STACK AND A NON-INLET POSITION OF A CELL STACK	2018100604777	Jan 22, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A POWER SUPPLY SYSTEM, STACK GROUYP AND STACKS	2018201075070	Jan 22, 2018	ZL201820107507.0	VRB Energy Operations (Beijing) Co., Ltd.
China	A POWER SUPPLY SYSTEM, STACK GROUP AND STACKS	2018100592977	Jan 22, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A SEALING STRUCTURE FOR A CELL STACK AND A NON-INLET POSITION OF A CELL STACK	2018201074932	Jan 22, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A FLOW BATTERY SYSTEM AND ITS CELL STACK	2018100651744	Jan 23, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A FLOW BATTERY AND ITS BIPOLAR PLATE STRUCTURE	2018201145995	Jan 23, 2018		VRB Energy Operations (Beijing) Co., Ltd.

1To the extent permissible, VRB China retains the right to file applications in Taiwan claiming priority to any of the Chinese patents/applications listed in this Section 3.8.1 of the Disclosure Schedule.

2 在允许的范围内，VRB中国保留在台湾提出申请的权利，要求对披露附表第 3.8.1 条中列出的任何中国专利/申请享有优先权。

Country	Title	Application No.	Date Filed	Patent No.	Owner
China	A FLOW BATTERY AND ITS BIPOLAR PLATE STRUCTURE	2018100638580	Jan 23, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A CARBON FELT AND A FLOW BATTERY STACK THAT USING THE CARBON FELT	2018100641988	Jan 23, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A FLOW BATTERY SYSTEM AND ITS CELL STACK	2018201165306	Jan 23, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A CONDUCTIVE FLOW BATTERY AND ITS LEAKAGE DETECTION DEVICE	2018201166084	Jan 23, 2018	ZL201820116608.4	VRB Energy Operations (Beijing) Co., Ltd.
China	A CONDUCTIVE FLOW BATTERY AND ITS LEAKAGE DETECTION DEVICE	2018100646021	Jan 23, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A CELL STACK TRANSPORTATION ASSEMBLY AND A CELL STACK TRANSPORTATION DEVICE	2018201242533	Jan 24, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A CELL STACK TRANSPORTATION ASSEMBLY AND A CELL STACK TRANSPORTATION DEVICE	2018100688185	Jan 24, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	COMPOSITE VANADIUM FLOW BATTERY	2018201242228	Jan 24, 2018	ZL201820124222.8	VRB Energy Operations (Beijing) Co., Ltd.
China	A CELL STACK AND ITS ASSEMBLY TOOLING	2018101334775	Feb 9, 2018	ZL201810133477.5	VRB Energy Operations (Beijing) Co., Ltd.
China	A CELL STACK AND ITS ASSEMBLY TOOLING	2018202407054	Feb 9, 2018	ZL201820240705.4	VRB Energy Operations (Beijing) Co., Ltd.
China	A POWER SUPPLY SYSTEM AND POWER SUPPLY METHOD	2018101463687	Feb 12, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	POLYMER COMPOSITE BIPOLAR PLATES, METHOD OF PREPARATION THEREOF AND VANADIUM FLOW BATTERY	2018104421065	May 10, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	A PREPARATION METHOD OF AN INTEGRATED ELECTRODE AND A VANADIUM FLOW BATTERY	201810631681X	Jun 19, 2018		VRB Energy Operations (Beijing) Co., Ltd.
China	NON-CROSSLINKED ANION-EXCHANGE MEMBRANE AND ITS PREPARATION METHOD, CROSSLINKED ANION-EXCHANGE MEMBRANE AND ITS PREPARATION METHOD AND VANADIUM FLOW BATTERY	2018109531199	Aug 21, 2018		VRB Energy Operations (Beijing) Co., Ltd.

Country	Title	Application No.	Date Filed	Patent No.	Owner
China	INTEGRATED COLLECTOR PLATE, ITS PREPARATION METHOD AND APPLICATION	2018109531201	Aug 21, 2018	ZL201810953120.1	VRB Energy Operations (Beijing) Co., Ltd.
China	A SHELF FOR SCISSOR LIFT AND A SCISSOR LIFT	2019212693964	Aug 6, 2019	ZL201921269396.4	VRB Energy Operations (Beijing) Co., Ltd.
China	A BATTERY CONTROL DEVICE AND METHOD	2019107274819	Aug 7, 2019	ZL201910727481.9	VRB Energy Operations (Beijing) Co., Ltd.
China	SURFACE RESISTANCE TEST EQUIPMENT FOR ION EXCHANGE MEMBRANES FOR VANADIUM FLOW BATTERY	201922189501X	Dec 6, 2019	ZL201922189501.X	VRB Energy Operations (Beijing) Co., Ltd.
China	A METHOD FOR RECOVERING VANADIUM, MOLYBDENUM, NICKEL AND ALUMINUM FROM SPENT CATALYST IN PETROLEUM REFINING	2020115092069	Dec 18, 2020	ZL202011509206.9	VRB Energy Operations (Beijing) Co., Ltd.
China	A METHOD FOR RECOVERING VANADIUM-NICKEL FROM POOR QUALITY PETROLEUM COKE	2021103497815	Mar 31, 2021	ZL202110349781.5	VRB Energy Operations (Beijing) Co., Ltd.
China	A METHOD FOR RECOVERING VANADIUM, NICKEL AND ALUMINUM FROM SULFURIC ACID-RIPENED LEACH SOLUTION	2021103466785	Mar 31, 2021	ZL202110346678.5	VRB Energy Operations (Beijing) Co., Ltd.
China	ALUMINUM END PLATE (HIGH POWER REACTOR CASTING TYPE)	202130403301X	Jun 28, 2021	ZL202130403301.X	VRB Energy Operations (Beijing) Co., Ltd.
China	ALUMINUM END PLATE (VANADIUM FLOW BATTERY CASTING TYPE)	2021304029457	Jun 28, 2021	ZL202130402945.7	VRB Energy Operations (Beijing) Co., Ltd.
China	A VANADIUM BATTERY AND ITS CELL STACK	2021218220980	Aug 3, 2021		VRB Energy Operations (Beijing) Co., Ltd.
China	A FLOW BATTERY TESTING PLATFORM	2021217993411	Aug 3, 2021	ZL202121799341.1	VRB Energy Operations (Beijing) Co., Ltd.
China	A VANADIUM FLOW BATTERY SOC BALANCING SYSTEM	2021112874586	Nov 2, 2021	ZL202111287458.6	VRB Energy Operations (Beijing) Co., Ltd.
China	A VANADIUM FLOW BATTERY DECENTRALIZED SCALE-UP SYSTEM	202111288951X	Nov 2, 2021		VRB Energy Operations (Beijing) Co., Ltd.
China	A VANADIUM FLOW BATTERY SOC BALANCING SYSTEM STRUCTURE AND ITS CONTROL METHOD	2021115950524	Dec 23, 2021		VRB Energy Operations (Beijing) Co., Ltd.

Country	Title	Application No.	Date Filed	Patent No.	Owner
China	A METHOD FOR PREPARING VANADIUM ELECTROLYTE FOR VANADIUM FLOW BATTERY	2022100693067	Jan 20, 2022		VRB Energy Operations (Beijing) Co., Ltd.
China	A METHOD AND DEVICE FOR ACCURATELY CONTROLLING THE REDUCTION VALENCE STATE OF HIGH-PURITY VANADIUM PENTOXIDE	2022100686788	Jan 20, 2022		VRB Energy Operations (Beijing) Co., Ltd.
China	A BATTERY MANAGEMENT CONTROL SYSTEM FOR FLOW BATTERY	2022203503587	Feb 21, 2022	ZL202220350358.7	VRB Energy Operations (Beijing) Co., Ltd.
China	HIGH-POWER STACKS FOR VANADIUM BATTERIES	2022107884972	Jul 6, 2022		VRB Energy Operations (Beijing) Co., Ltd.
China	HIGH-POWER STACKS FOR VANADIUM BATTERIES	2022217300535	Jul 6, 2022		VRB Energy Operations (Beijing) Co., Ltd.
China	AN INTEGRATED ELECTRODE FOR VANADIUM FLOW BATTERY AND ITS PREPARATION METHOD	2022107941655	Jul 7, 2022		VRB Energy Operations (Beijing) Co., Ltd.
China	CARBON FELT AND BIPOLAR PLATE RESISTANCE TEST TOOLS	2022108086255	Jul 11, 2022		VRB Energy Operations (Beijing) Co., Ltd.
China	A VANADIUM FLOW BATTERY BIPOLAR PLATE AND ITS PREPARATION METHOD	202210876126X	Jul 25, 2022		VRB Energy Operations (Beijing) Co., Ltd.
China	CELL STACK	2023301578752	Mar 28, 2023	ZL202330157875.2	VRB Energy Operations (Beijing) Co., Ltd.
China	A FLOW STACK SYSTEM	202321135424X	May 11, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	A FLOW TRACK SYSTEM	2023211342007	May 11, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	FLOW BATTERY INTEGRATED ELECTRODE AND FLOW BATTERY	2023106108803	May 26, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	ALL-VANADIUM REDOX FLOW BATTERY CAPACITY RECOVERY METHOD	2023106598130	Jun 6, 2023	ZL 202310659813.0	VRB Energy Operations (Beijing) Co., Ltd.
China	A FLOW BATTERY SYSTEM AND CONTROL METHOD	2023107455882	Jun 21, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	FLOW BATTERY TESTING DEVICE	2023217182533	Jun 30, 2023	ZL202321718253.3	VRB Energy Operations (Beijing) Co., Ltd.

Country	Title	Application No.	Date Filed	Patent No.	Owner
China	BIPOLAR PLATE FOR FLOW BATTERY AND FLOW BATTERY	2023108392325	Jul 10, 2023	ZL 202310839232.5	VRB Energy Operations (Beijing) Co., Ltd.
China	INSULATION AND PROTECTION MECHANISMS, CONVEYING EQUIPMENT AND FLOW BATTERY STORAGE SYSTEMS	2023219575838	Jul 24, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	A HEAT EXCHANGER AND A FLOW STACK SYSTEM	2023219770046	Jul 25, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	BIPOLAR PLATE AIR TIGHTNESS TESTING DEVICE	2023219757179	Jul 25, 2023	ZL202321975717.9	VRB Energy Operations (Beijing) Co., Ltd.
China	AN ELECTROLYTE STORAGE TANK	202310969212X	Aug 2, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	FLOW BATTERY CLEANING DEVICE, CLEANING METHOD AND SYSTEM	2023109620282	Aug 2, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	AN ELECTRODE FOR FLOW BATTERY AND A FLOW BATTERY	2023110225636	Aug 14, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	FLOW BATTERY BUBBLE DETECTION DEVICE, DETECTION METHOD, SYSTEM AND STORAGE MEDIUM	2023111471727	Sep 7, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	A FLOW BATTERY BUBBLE DETECTION DEVICE, DETECTION METHOD, SYSTEM AND STORAGE MEDIUM	2023111527690	Sep 7, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	FLOW BATTERY DEGASSING DEVICE, DEGASSING METHOD, SYSTEM AND STORAGE MEDIUM	2023111540430	Sep 7, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	A BIPOLAR PLATE AND A COLLECTOR PLATE OF FLOW BATTERY	2023111745055	Sep 13, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	ALL-VANADIUM REDOX FLOW BATTERY SYSTEM	2023113455540	Oct 18, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	PROCESSING SYSTEM AND METHOD OF FLOW BATTERY SYSTEM	2023115115079	Nov 13, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	METHOD AND SYSTEM OF ELECTROLYTE MONITORING	2023114979647	Nov 13, 2023		VRB Energy Operations (Beijing) Co., Ltd.
China	A LIQUID FLOW BATTERY THERMAL STORAGE SYSTEM	2023116114618	Nov 29, 2023		VRB Energy Operations (Beijing) Co., Ltd.

Country	Title	Application No.	Date Filed	Patent No.	Owner
China	INTEGRATED ELECTRODE AND FLOW BATTERY SYSTEM	2023116690716	Dec 7, 2023	ZL202311669071.6	VRB Energy Operations (Beijing) Co., Ltd.
China	CONDUCTIVE SLURRY, PREPARATION METHOD, COMPOSITE ELECTRODE, AND FLOW BATTERY	2024100953082	Jan 23, 2024		VRB Energy Operations (Beijing) Co., Ltd.
China	BIPOLAR PLATE STRUCTURE AND ITS MANUFACTURING METHOD, LIQUID FLOW BATTERY	2024102992344	Mar 15, 2024		VRB Energy Operations (Beijing) Co., Ltd.
China	A Flow Battery System	2024102795933	Mar 12, 2024		VRB Energy Operations (Beijing) Co., Ltd.
Japan	POLYMER BLEND PROTON EXCHANGE MEMBRANE AND PREPARATION METHOD THEREOF	2011543962	Dec 4, 2009	5599819	VRB Energy Operations (Beijing) Co., Ltd.

VRB China Registered Trademarks

Owned by VRB China

VRB中国注册商标

VRB中国所有

Country	Mark	Status	Application No.	Registration No.	Class	Owner
Japan	VRBFLEX	Pending	A08T252	2024-85679	9	VRB Energy Operations (Beijing) Co., Ltd.
Japan	VRBPOD	Pending	A08T253	2024-85680	9	VRB Energy Operations (Beijing) Co., Ltd.
Taiwan	VRBFLEX	Pending	113053761		9	VRB ENERGY OPERATIONS (BEIJING) CO., LTD.
Taiwan	VRBPOD	Pending	113053762		9	VRB ENERGY OPERATIONS (BEIJING) CO., LTD.
Thailand	VRBFLEX	Pending	240137472		9	วีอาร์บี เอเนอร์จี้ โอเปอเรชั่นส์(เป่ยจิง) โค. แอลทีดี. (computer-generated English translation: VRB Energy Operations (Beijing) Co., Ltd.)
Thailand	VRBPOD	Pending	240137478		9	วีอาร์บี เอเนอร์จี้ โอเปอเรชั่นส์(เป่ยจิง) โค. แอลทีดี. (computer-generated English translation: VRB Energy Operations (Beijing) Co., Ltd.)

SECTION 3.8.2

VRB Cayman Registered Patents

To Be Assigned To VRB China

第 3.8.2 条

VRB开曼注册专利

将转让给VRB中国

Country	Title	Application No.	Date Filed	Patent No.	Owner
India	ELECTROCHEMICAL BATTERY INCORPORATING INTERNAL MANIFOLDS	759DELNP2010	Sep 25, 2007	303399	VRB Energy Inc.
India	ELECTROCHEMICAL BATTERY INCORPORATING INTERNAL MANIFOLDS	201818034734	Sep 25, 2007	411268	VRB Energy Inc.
Republic of Korea	SYSTEMS AND METHODS FOR ASSEMBLING REDOX FLOW BATTERY REACTOR CELLS	1020147008704	Sep 14, 2012	10-2036388	VRB Energy Inc.

VRB Cayman Registered Trademarks

To Be Assigned To VRB China

VRB开曼注册商标

将转让给VRB中国

Country	Mark	Status	Application No.	Registration No.	Class	Owner
China	Heartbeat Logo	Registered	4718865	4718865	9	VRB Energy Inc.
China	VRB POWER	Registered	4718867	4718867	9	VRB Energy Inc.
China	VRB KW-ESS	Registered	G1058676 (IR No. 1058676)	G1058676 (IR No. 1058676)	9	VRB Energy Inc.
China	VRB-ESS	Registered	4718866	4718866	9	VRB Energy Inc.
China	VRB MW-ESS	Registered	G1052723 (IR No. 1052723)	G1052723 (IR No. 1052723)	9	VRB Energy Inc.
China	VRB Design	Registered	42722019	42722019	9	VRB ENERGY INC.
China	VRB Design	Registered	40209506	40209506	37	VRB ENERGY INC.
China	VRB ENERGY in Chinese Characters	Registered	39701471	39701471	6	VRB ENERGY INC.
China	VRB ENERGY (and Chinese Characters and Design)	Registered	36719819	36719819	6	VRB ENERGY INC.
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Chinese Characters and Design)	Registered	33603164	33603164	6	VRB ENERGY INC.

Country	Mark	Status	Application No.	Registration No.	Class	Owner
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Chinese Characters and Design)	Registered	33603167	33603167	11	VRB ENERGY INC.
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Chinese Characters and Design)	Registered	33603169	33603169	37	VRB ENERGY INC.
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Chinese Characters and Design)	Registered	33603168	33603168	17	VRB ENERGY INC.
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Chinese Characters and Design)	Registered	33603162	33603162	1	VRB ENERGY INC.
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Chinese Characters and Design)	Registered	33603165	33603165	7	VRB ENERGY INC.

Country	Mark	Status	Application No.	Registration No.	Class	Owner
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Chinese Characters and Design)	Registered	33603163	33603163	4	VRB ENERGY INC.
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Design)	Registered	40209508	40209508	7	VRB ENERGY INC.
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS (and Design)	Registered	40209509	40209509	1	VRB ENERGY INC.
China	VRB ENERGY VANADIUM REDOX BATTERY SOLUTIONS	Registered	40209505	40209505	37	VRB ENERGY INC.
China	VRB ENERGY	Registered	42696955	42696955	9	VRB ENERGY INC.
China	VRB ENERGY & Design	Registered	36714844	36714844	6	VRB ENERGY INC.

Country	Mark	Status	Application No.	Registration No.	Class	Owner
China	VRB ENERGY & Design	Registered	36518057	36518057	9	VRB ENERGY INC. (Cayman Island)
China		Published on Jun 13, 2024	77735432		1	VRB ENERGY INC.
China		Published on Jun 13, 2024	77742632		6	VRB ENERGY INC.
China		Published on Jun 13, 2024	77754127		17	VRB ENERGY INC.
China		Published on Jun 13, 2024	77746229		7	VRB ENERGY INC.
China		Published on Jun 13, 2024	77736346		9	VRB ENERGY INC.
China		Published on Jun 13, 2024	77746250		11	VRB ENERGY INC.
China		Published on Jun 13, 2024	77760888		37	VRB ENERGY INC.
China		Published on Jun 13, 2024	77745766		4	VRB ENERGY INC.
China		Published on Jun 13, 2024	77754916		1	VRB ENERGY INC.
China		Published on Jun 13, 2024	77752231		6	VRB ENERGY INC.
China		Published on Jun 13, 2024	77731194		7	VRB ENERGY INC.
China		Published on Jun 13, 2024	77731278		9	VRB ENERGY INC.
China		Published on Jun 13, 2024	77755412		11	VRB ENERGY INC.
China		Published on Jun 13, 2024	77755271		17	VRB ENERGY INC.

Country	Mark	Status	Application No.	Registration No.	Class	Owner
China		Published on Jun 13, 2024	77740687		37	VRB ENERGY INC.
China		Published on Jun 13, 2024	77752937		4	VRB ENERGY INC.
China		Published on Jun 13, 2024	77750062		1	VRB ENERGY INC.
China		Published on Jun 13, 2024	77750265		6	VRB ENERGY INC.
China		Published on Jun 13, 2024	77757347		7	VRB ENERGY INC.
China		Published on Jun 13, 2024	77753371		9	VRB ENERGY INC.
China		Published on Jun 13, 2024	77757241		17	VRB ENERGY INC.
China		Published on Jun 13, 2024	77761337		11	VRB ENERGY INC.
China		Published on Jun 13, 2024	77753435		37	VRB ENERGY INC.
China		Published on Jun 13, 2024	77736381		4	VRB ENERGY INC.
China		Published on Jun 13, 2024	77754971		1	VRB ENERGY INC.
China		Published on Jun 13, 2024	77760868		7	VRB ENERGY INC.
China		Published on Jun 13, 2024	77748572		6	VRB ENERGY INC.
China		Published on Jun 13, 2024	77747568		9	VRB ENERGY INC.
China		Published on Jun 13, 2024	77754994		11	VRB ENERGY INC.

Country	Mark	Status	Application No.	Registration No.	Class	Owner
China		Published on Jun 13, 2024	77753421		17	VRB ENERGY INC.
China		Published on Jun 13, 2024	77740742		37	VRB ENERGY INC.
India	VRB ENERGY (and Design)	Registered	4103374	4103374	9	VRB ENERGY INC.
India	VRB MW-ESS	Registered	1971562	1971562	9	VRB ENERGY INC.
India	VRB ENERGY (and Chinese Characters Design)	Registered	4103375	4103375	9	VRB ENERGY INC.
International Bureau (WIPO)	VRB ENERGY & Design	Registered	97361130	1702772A (Thailand and Vietnam designations; child registration of IR No. 1702772)	9	VRB Energy Inc.
International Bureau (WIPO)	VRB KW-ESS	Registered	1058676	1058676A (Korea and Kenya designations; child registration of IR No. 1058676)	9	VRB Energy Inc.
International Bureau (WIPO)	VRB MW-ESS	Registered	1052723	1052723 (China designation only; entire IR)	9	VRB Energy Inc.
International Bureau (WIPO)	VRB MW-ESS	Registered	1059221	1059221 (Kenya designation only; entire IR)	9	VRB Energy Inc.
Japan	VRB ENERGY & Design	Registered	2019-031766	6156814	9	"VRB ENERGY INC. (UNKNOWN) ブイアールビー エネルギー インコーポレイテッド "

Country	Mark	Status	Application No.	Registration No.	Class	Owner
Japan	VRB ENERGY & Design	Registered	2019-031767	6156815	9	"VRB ENERGY INC. (UNKNOWN) ブイアールビー エネルギー インコーポレイテッド "
Republic of Korea	VRB MW-ESS	Registered	40-2010-0035543	40-0892337-0000	9	VRB Energy Inc.
Republic of Korea	VRB KW-ESS	Registered	1058676 (IR No. 1058676)	1058676 (IR No. 1058676)	9	VRB Energy Inc.
Thailand	VRB ENERGY & Design	Pending	230102499 (IR No. 1702772)	1702772 (IR No. 1702772)	9	VRB Energy Inc.
Indonesia	VRB MW-ESS	Registered	D002010025479	IDM000330544	9	VRB Energy Inc. JD Holding Inc.
Vietnam	VRB ENERGY & Design	Abandoned	1702772 (IR No. 1702772)	1702772 (IR No. 1702772)	9	VRB Energy Inc.
South Africa	Heartbeat Logo	Abandoned	200407710	200407710	9	VRB Energy Inc.
South Africa	VRB	Registered	200407881	200407881	9	VRB Energy Inc.
South Africa	VRB KW-ESS	Registered	201026231	201026231	9	VRB Energy Inc.
South Africa	VRB MW-ESS	Registered	201010979	201010979	9	VRB Energy Inc.
South Africa	VRB-ESS	Registered	200407882	200407882	9	VRB Energy Inc.
Kenya	VRB KW-ESS	Registered	1058676 (IR No. 1058676)	1058676 (IR No. 1058676)	9	VRB Energy Inc. JD Holding Inc.
Kenya	VRB MW-ESS	Registered	1059221 (IR No. 1059221)	1059221 (IR No. 1059221)	9	VRB Energy Inc. JD Holding Inc.

SECTION 3.8.3

VRB Cayman Registered Patents

Owned by VRB Cayman

第 3.8.3 条

VRB开曼注册专利

由VRB开曼拥有

Country	Title	Application No.	Date Filed	Patent No.	Owner
United States of America	SYSTEM AND METHOD FOR OPTIMIZING EFFICIENCY AND POWER OUTPUT FROM A VANADIUM REDOX BATTERY ENERGY STORAGE SYSTEM	11032280	Jan 10, 2005	8277964	VRB Energy Inc.
United States of America	POWER GENERATION SYSTEM INCORPORATING A VANADIUM REDOX BATTERY AND A DIRECT CURRENT WIND TURBINE GENERATOR	11035922	Jan 14, 2005	7265456	VRB Energy Inc.
United States of America	VANADIUM REDOX BATTERY ENERGY STORAGE AND POWER GENERATING SYSTEM INCORPORATING AND OPTIMIZING DIESEL ENGINE GENERATORS	11035466	Jan 14, 2005	7353083	VRB Energy Inc.
United States of America	METHOD FOR RETROFITTING WIND TURBINE FARMS	11048388	Feb 1, 2005	7227275	VRB Energy Inc.
United States of America	TELECOMMUNICATION SYSTEM INCORPORATING A VANADIUM REDOX BATTERY ENERGY STORAGE SYSTEM	11341770	Jan 27, 2006	7181183	VRB Energy Inc.
United States of America	SYSTEM AND METHOD FOR A SELF-HEALING GRID USING DEMAND SIDE MANAGEMENT TECHNIQUES AND ENERGY STORAGE	11377034	Mar 16, 2006	7184903	VRB Energy Inc.
United States of America	SYSTEM AND METHOD FOR A SELF-HEALING GRID USING DEMAND SIDE MANAGEMENT TECHNIQUES AND ENERGY STORAGE	11584897	Oct 23, 2006	7389189	VRB Energy Inc.
United States of America	INHERENTLY SAFE REDOX FLOW BATTERY STORAGE SYSTEM	11716120	Mar 9, 2007	7517608	VRB Energy Inc.
United States of America	VANADIUM REDOX BATTERY INCORPORATING MULTIPLE ELECTROLYTE RESERVOIRS	11728521	Mar 26, 2007	7740977	VRB Energy Inc.
United States of America	ELECTROCHEMICAL BATTERY INCORPORATING INTERNAL MANIFOLDS	11893929	Aug 17, 2007	7687193	VRB Energy Inc.
United States of America	ELECTROCHEMICAL BATTERY INCORPORATING INTERNAL MANIFOLDS	12197932	Aug 25, 2008	7682728	VRB Energy Inc.
United States of America	INTEGRATED SYSTEM FOR ELECTROCHEMICAL ENERGY STORAGE SYSTEM	12820972	Jun 22, 2010	10651492	VRB Energy Inc.
United States of America	SYSTEMS AND METHODS FOR REDOX FLOW BATTERY SCALABLE MODULAR REACTANT STORAGE	12975709	Dec 22, 2010	8709629	VRB Energy Inc.

Country	Title	Application No.	Date Filed	Patent No.	Owner
United States of America	SYSTEMS AND METHODS FOR ASSEMBLING REDOX FLOW BATTERY REACTOR CELLS	13269362	Oct 7, 2011	10141594	VRB Energy Inc.
United States of America	VANADIUM REDOX BATTERY ENERGY STORAGE SYSTEM	13332002	Dec 20, 2011	9853454	VRB Energy Inc.
United States of America	SYSTEM AND METHOD FOR OPTIMIZING EFFICIENCY AND POWER OUTPUT FROM A VANADIUM REDOX BATTERY ENERGY STORAGE SYSTEM	13605771	Sep 6, 2012	9853306	VRB Energy Inc.
Mexico	TELECOMMUNICATION SYSTEM INCORPORATING A VANADIUM REDOX BATTERY ENERGY STORAGE SYSTEM	MXa2008009345	Oct 24, 2006	283056	VRB Energy Inc.
Mexico	SYSTEMS AND METHODS FOR ASSEMBLING REDOX FLOW BATTERY REACTOR CELLS	MXa2014003414	Sep 14, 2012	358374	VRB Energy Inc.
Chile	INHERENTLY SAFE REDOX FLOW BATTERY STORAGE SYSTEM	29922007	Oct 18, 2007	46.336	VRB Energy Inc.

VRB Cayman Registered Trademarks

Owned by VRB Cayman

VRB开曼注册商标

由VRB开曼拥有

Country	Mark	Status	Application No.	Registration No.	Class	Owner
Australia	Heartbeat Logo	Registered	1007859	1007859	9	VRB Energy Inc.
Australia	VRB	Registered	1007860	1007860	9	VRB Energy Inc.
Australia	VRB ENERGY (and Chinese Characters Design)	Registered	1992616	1992616	9	VRB Energy Inc.
Australia	VRB ENERGY (and Design)	Registered	1992617	1992617	9	VRB Energy Inc.
Australia	VRB ENERGY STORAGE SYSTEM	Registered	1007861	1007861	9	VRB Energy Inc.
Australia	VRB MW-ESS	Registered	1370581	1370581	9	VRB Energy Inc.
Australia	VRB POWER	Registered	1007858	1007858	9	VRB Energy Inc.
Australia	VRB-ESS	Registered	1007862	1007862	9	VRB Energy Inc.
Australia	VRB KW-ESS	Registered	1399866	1399866	9	VRB Energy Inc.
Canada	Heartbeat Logo	Registered	1212146	TMA697644	9	VRB Energy Inc.
Canada	PRUDENT ENERGY VRB SYSTEMS & Design	Registered	1484844	TMA806983	9	VRB Energy Inc.
Canada	VRB ENERGY & Design	Pending	2229697 (IR No. 1702772)	1702772 (IR No. 1702772)	9	VRB Energy Inc.
Canada	VRB	Registered	1212151	TMA694908	9	VRB Energy Inc.
Canada	VRB MW-ESS	Registered	1484843	TMA807017	9	VRB Energy Inc.
Canada	VRB-ESS	Registered	1212149	TMA695019	9	VRB Energy Inc.

Country	Mark	Status	Application No.	Registration No.	Class	Owner
Canada	VRB ENERGY (and Chinese Characters Design)	Registered	1948726	TMA1209131	9	VRB Energy Inc.
Canada	VRB ENERGY & Design	Registered	1948725	TMA1209132	9	VRB Energy Inc.
Chile	VRB MW-ESS	Registered	906486	903936	9	VRB Energy Inc.
European Union	VRB ENERGY & Design	Registered	1702772 (IR No. 1702772)	1702772 (IR No. 1702772)	9	VRB Energy Inc.
European Union	VRB MW-ESS	Registered	009126814	009126814	9	VRB Energy Inc.
European Union	VRB KW-ESS	Registered	1058676 (IR No. 1058676)	1058676 (IR No. 1058676)	9	VRB Energy Inc.
European Union	VRB ENERGY & Design	Registered	018028815	018028815	9	VRB Energy Inc.
European Union	VRB ENERGY (and Chinese Characters Design)	Registered	018028793	018028793	9	VRB Energy Inc.
International Bureau (WIPO)	Heartbeat Logo	Registered	840388	840388 (UK designation only; entire IR)	9	VRB Energy Inc.
International Bureau (WIPO)	VRB	Registered	840390	840390 (Mexico and UK designations; entire IR)	9	VRB Energy Inc.
International Bureau (WIPO)	VRB ENERGY & Design	Registered	1702772	1702772 (Canada, EU, and UK designations; parent of IR No. 1702772A)	9	VRB Energy Inc.
International Bureau (WIPO)	VRB-ESS	Registered	840386	840386 (Mexico and UK designations; entire IR)	9	VRB Energy Inc.
International Bureau (WIPO)	VRB ENERGY STORAGE SYSTEM	Registered	840389	840389 (Mexico and UK designations; entire IR)	9	VRB Energy Inc.

Country	Mark	Status	Application No.	Registration No.	Class	Owner
International Bureau (WIPO)	VRB KW-ESS	Registered	1058676	1058676 (EU, Switzerland, Turkey, and UK designations; parent of IR No. 1058676A)	9	VRB Energy Inc.
Mexico	VRB	Registered	1497286 (IR No. 840390)	1512833 (IR No. 840390)	9	VRB Energy Inc.
Mexico	VRB-ESS	Registered	1489742 (IR No. 840386)	1505711 (IR No. 840386)	9	VRB Energy Inc.
Mexico	VRB ENERGY STORAGE SYSTEM	Lapsed	1489775 (IR. No. 840389)	1505732 (IR. No. 840389)	9	VRB Energy Inc.
Switzerland	VRB KW-ESS	Registered	1058676 (IR No. 1058676)	1058676 (IR No. 1058676)	9	VRB Energy Inc.
Turkey	VRB MW-ESS	Registered	201047696	201047696	9	VRB Energy Inc.
Turkey	VRB KW-ESS	Registered	1058676 (IR No. 1058676)	1058676 (IR No. 1058676)	9	VRB Energy Inc.
United Kingdom	Heartbeat Logo	Registered	840388 (IR No. 840388)	840388 (IR No. 840388)	9	VRB Energy Inc.
United Kingdom	VRB	Registered	840390 (IR No. 840390)	840390 (IR No. 840390)	9	VRB Energy Inc.
United Kingdom	VRB ENERGY & Design	Registered	1702772 (IR No. 1702772)	1702772 (IR No. 1702772)	9	VRB Energy Inc.
United Kingdom	VRB-ESS	Registered	840386 (IR No. 840386)	840386 (IR No. 840386)	9	VRB Energy Inc.
United Kingdom	VRB MW-ESS	Registered	UK00909126814	UK00909126814	9	VRB Energy Inc.
United Kingdom	VRB POWER	Registered	2536715	2536715	9	VRB Energy Inc.
United Kingdom	VRB ENERGY STORAGE SYSTEM	Registered	840389 (IR No. 840389)	840389 (IR No. 840389)	9	VRB Energy Inc.
United Kingdom	VRB KW-ESS	Registered	UK00801058676 (IR No. 1058676)	UK00801058676 (IR No. 1058676)	9	VRB Energy Inc.
United Kingdom	VRB ENERGY & Design	Registered	UK00918028815	UK00918028815	9	VRB Energy Inc.
United Kingdom	VRB ENERGY (and Chinese Characters Design)	Registered	UK00918028793	UK00918028793	9	VRB Energy Inc.
United States of America	VRB	Registered	76/570,858	3098573	9	VRB Energy Inc.

Country	Mark	Status	Application No.	Registration No.	Class	Owner
United States of America	VRB ENERGY & Design	Allowed	97/361,130		9	VRB Energy Inc.
United States of America	VRB-ESS	Registered	76/570,857	3098572	9	VRB Energy Inc.
United States of America	VRB ENERGY (and Chinese Characters Design)	Allowed	97/361,136		9	VRB Energy Inc.

SECTION 3.8.4

VRB China Registered Patents

To Be Assigned To VRB Cayman

第 3.8.4 条

VRB中国注册专利

将转让给VRB开曼

Country	Title	Application No.	Date Filed	Patent No.	Owner
United States of America	METHOD FOR RECOVERING CAPACITY OF VANADIUM REDOX FLOW BATTERY	18679153	May 30, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	FLOW BATTERY TESTING DEVICE	18744315	Jun 14, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	BIPOLAR PLATE FOR FLOW BATTERY AND FLOW BATTERY	18744285	Jun 14, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	INSULATING PROTECTIVE MECHANISM, CONVEYING APPARATUS, AND FLOW BATTERY ENERGY STORAGE SYSTEM	18742684	Jun 13, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	DEVICE FOR TESTING GAS TIGHTNESS OF BIPOLAR PLATE	18744245	Jun 14, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	ELECTROLYTE STORAGE TANK	18742737	Jun 13, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	FLOW BATTERY CLEANING APPARATUS, METHOD, AND SYSTEM	18756901	Jun 27, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	FLOW BATTERY DEGASSING DEVICE, DEGASSING METHOD, SYSTEM AND STORAGE MEDIUM	18741180	Jun 12, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	BIPOLAR PLATE AND CURRENT COLLECTOR PLATE OF FLOW BATTERY	18756343	Jun 27, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	ALL-VANADIUM REDOX FLOW BATTERY SYSTEM	18742653	Jun 13, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	METHOD AND SYSTEM OF IMPLEMENTING ELECTROLYTE MONITORING, COMPUTER STORAGE MEDIUM, AND TERMINAL	18777117	Jul 18, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	CONDUCTIVE PASTE, PREPARATION METHOD THEREFOR, COMPOSITE ELECTRODE, AND FLOW BATTERY	18750339	Jun 21, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	BIPOLAR PLATE STRUCTURE, METHOD OF MANUFACTURING SAME, AND FLOW BATTERY	18750309	Jun 21, 2024		VRB Energy Operations (Beijing) Co. Ltd.

Country	Title	Application No.	Date Filed	Patent No.	Owner
United States of America	Flow Battery	18750299	Jun 21, 2024		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	REDOX FLOW BATTERY AND METHOD FOR OPERATING THE BATTERY CONTINUOUSLY IN A LONG PERIOD OF TIME	12810950	Dec 14, 2009	10608274	Beijing Pu Neng Century Sci & Tech Co., Ltd.
United States of America	POLYMER BLEND PROTON EXCHANGE MEMBRANE AND METHOD FOR MANUFACTURING THE SAME	12821961	Jun 23, 2010	8486579	Beijing Pu Neng Century Sci & Tech Co., Ltd.
United States of America	POLYMER BLEND PROTON EXCHANGE MEMBRANE AND METHOD FOR MANUFACTURING THE SAME	13934046	Jul 2, 2013	10923754	Beijing Pu Neng Century Sci & Tech Co., Ltd.
United States of America	VANADIUM CELL SOC BALANCED SYSTEM	18051478	Oct 31, 2022		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	DISTRIBUTED LARGE-SCALE SYSTEM OF ALL-VANADIUM REDOX FLOW BATTERY	18051479	Oct 31, 2022		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	VANADIUM BATTERY SOC BALANCE SYSTEM STRUCTURE AND CONTROL METHOD THEREOF	18145778	Dec 22, 2022		VRB Energy Operations (Beijing) Co. Ltd.
United States of America	METHOD FOR PREPARING VANADIUM ELECTROLYTE FOR ALL-VANADIUM REDOX FLOW BATTERY	18157013	Jan 19, 2023		VRB Energy Operations (Beijing) Co. Ltd. Beijing Pu Neng Century Sci & Tech Co., Ltd.
United States of America	METHOD AND DEVICE FOR ACCURATELY CONTROLLING REDUCTION VALENCE STATE OF HIGH-PURITY VANADIUM PENTOXIDE	18157014	Jan 19, 2023		VRB Energy Operations (Beijing) Co. Ltd. Beijing Pu Neng Sci & Tech Co., Ltd. Beijing Pu Neng Century Sci & Tech Co., Ltd.
United States of America	BATTERY MANAGEMENT SYSTEM OF FLOW BATTERY	18171855	Feb 21, 2023		VRB Energy Operations (Beijing) Co. Ltd. Beijing Pu Neng Sci & Tech Co., Ltd. Beijing Pu Neng Century Sci & Tech Co., Ltd.

VRB China Registered Trademarks

To Be Assigned To VRB Cayman

VRB中国注册商标

将转让给VRB开曼

(none)

（无）

SECTION 3.8.6

第 3.8.6 条

See the disclosures made in Section 3.7 of the Disclosure Schedule

见披露附表第3.7条中的披露

EXHIBIT A

附件 A

JOINT VENTURE AGREEMENT

《合资协议》

EXHIBIT B

附件 B

COOPERATION AGREEMENT

《合作协议》

EXHIBIT C

附件C

TRANSITION PLAN

过渡计划

EXHIBIT D

附件D

CHINA ETA

中国ETA